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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-109539
and 333-109538

PROSPECTUS SUPPLEMENT
(To prospectuses dated November 14, 2003)

5,435,556 Shares

Common Stock

This is a public offering of common stock of Heritage Property Investment Trust, Inc. We are offering 3,500,000 shares of our common stock. Selling stockholders are offering 1,935,556 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders. Net Realty Holding Trust, our largest stockholder, has agreed to purchase 1,391,513 shares, or approximately 40%, of the shares offered by us under this prospectus supplement pursuant to a contractual right we granted to Net Realty Holding Trust to permit it to maintain its ownership percentage in us. Our common stock is traded on the New York Stock Exchange under the symbol "HTG." On December 15, 2003, the last reported sale price of our common stock was $29.06 per share.

Investing in the common stock involves risk. Before buying any shares of our common stock, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page S-4 of this prospectus supplement and as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated into this prospectus supplement by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$28.30	$153,826,234.80
Underwriting discounts and commissions	$0.03	$163,066.68
Proceeds, before expenses, to us	$28.27	$98,945,000.00
Proceeds, before expenses, to the selling stockholders	$28.27	$54,718,168.12

We and the selling stockholders have granted the underwriter the right to purchase up to 815,333 additional shares of common stock to cover over-allotments.

We expect that the shares of our common stock will be ready for delivery on or about December 19, 2003.

Deutsche Bank Securities

The date of this prospectus supplement is December 15, 2003.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectuses, including the information we are incorporating by reference into these documents, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results. The factors that could cause our actual results to differ materially from current expectations include the financial performance and operations of our shopping centers, including of our tenants, real estate conditions, current and future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission, or "SEC."

        Consequently, all of the forward-looking statements we make in this prospectus supplement, the accompanying prospectuses and the information we are incorporating by reference into these documents are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing those forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

        This prospectus supplement contains the terms of this offering. This prospectus supplement is accompanied by two prospectuses; one prospectus relates to the shares being offered by us, which is numbered C-1 through C-36 and the other relates to the shares being offered by the selling stockholders, which is numbered SS-1 through SS-26. A description of our capital stock is contained in this prospectus supplement beginning on page S-7. This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectuses. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with either of the accompanying prospectuses, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectuses. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectuses and the information incorporated by reference in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Incorporation of Information by Reference" in this prospectus supplement and in "Where You Can Find More Information" in the accompanying prospectuses. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectuses to "the company," "we," "us," "our," or similar references mean Heritage Property Investment Trust, Inc.

OUR BUSINESS

        We are a fully integrated, self-administered and self-managed real estate investment trust, or "REIT," and one of the nation's largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of September 30, 2003, we had a shopping center portfolio consisting of 154 shopping centers, located in 27 states and totaling approximately 31.3 million square feet of total gross leasable area, of which approximately 26.3 million square feet was company-owned gross leasable area. Our shopping center portfolio was approximately 92% leased as of September 30, 2003.

        We are headquartered in Boston, Massachusetts and, as of September 30, 2003, we had 16 regional offices located in the Eastern and Midwestern United States. As of September 30, 2003, we also owned four office buildings.

        At September 30, 2003, we had 133 total employees. Our employees included 28 leasing and support personnel, 49 property management and support personnel, 9 legal and support personnel, and 47 corporate management and support personnel.

RISK FACTORS

        Our business is subject to various risks, including those described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference into this prospectus supplement. You should carefully consider the following risks, together with all of the other information included in this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference before investing in our common stock. Any of these risks could materially adversely affect our business, operating results and financial condition.

Further issuances of equity securities may be dilutive to current security holders.

        The interest of our existing security holders could be diluted if additional equity securities are issued to finance future acquisitions and other working capital needs as an alternative to incurring additional indebtedness. Our ability to execute our business strategy depends on our access to an appropriate blend of debt financing, including unsecured lines of credit and other forms of secured and unsecured debt, and equity financing, including common and preferred equity.

Following this offering, our largest stockholder will own approximately 42% of our common stock, and will continue to be able to exercise significant control over our company and may delay, defer or prevent us from taking actions that would be beneficial to our other stockholders.

        Following this offering, our largest stockholder, Net Realty Holding Trust, a wholly-owned subsidiary of The New England Teamsters and Trucking Industry Pension Fund, will own approximately 42% of the outstanding shares of our common stock and will continue to have the right to nominate four of our eleven directors. Accordingly, Net Realty Holding Trust will continue to be able to exercise significant control over the outcome of substantially all matters required to be submitted to our stockholders for approval, including decisions relating to the election of our board of directors, and the determination of our day-to-day corporate and management policies. In addition, Net Realty Holding Trust will continue to be able to exercise significant control over the outcome of any proposed merger or consolidation of our company under Maryland law. Net Realty Holding Trust's ownership interest in our company may discourage third parties from seeking to acquire control of our company, which may adversely affect the market price of our common stock.

Provisions of the company's articles and bylaws could inhibit changes in control of the company, and could prevent stockholders from obtaining a premium price for our common stock.

        Our organizational documents contain provisions which may have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management and, as a result, could prevent our stockholders from being paid a premium for their shares of common stock over the then-prevailing market prices. These provisions include staggered terms for our directors, advance notice requirements for stockholder proposals and the absence of cumulative voting rights. In addition, our organizational documents permit our board of directors to issue up to 50,000,000 shares of preferred stock, having those preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

Our board of directors has adopted the limitations available in Maryland law on changes in control that could prevent transactions in the best interests of stockholders.

        Certain provisions of Maryland law applicable to us prohibit "business combinations," including certain issuances of equity securities, with any person who beneficially owns 10% or more of the voting power of outstanding shares, or with an affiliate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the outstanding voting shares (which is referred to as a so-called "interested stockholder"), or with an affiliate of an interested stockholder. These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period, a business combination with an interested stockholder must be approved by two super-majority stockholder votes unless, among other conditions, our common stockholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock.

Our share ownership limit may discourage a takeover of the company and depress our stock price.

        In order for us to qualify as a REIT, no more than 50% of the value of outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our articles prohibit any stockholder from owning actually or constructively more than 9.8% of the value or number of outstanding shares of our capital stock. Our board of directors may exempt a person from the 9.8% ownership limit if the board determines, in its sole discretion that exceeding the 9.8% ownership limit as to any proposed transferee would not jeopardize our qualification as a REIT. This restriction may discourage a tender offer or other transactions or a change in management or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders. In addition, this restriction could compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

RECENT DEVELOPMENTS

        On September 22, 2003, we announced that we had entered into an agreement to acquire a portfolio of eight properties for a purchase price of approximately $160 million from Trademark Property Company. The eight properties are located primarily in the Dallas/Ft. Worth and Houston areas and comprise 1.2 million aggregate square feet of gross leaseable area. On October 16, 2003, we completed the acquisition of five of these properties, all of which are unencumbered, for a purchase price of $96 million, which was funded through a $60 million bridge loan with a primary term of 120 days from Fleet National Bank and draws under our line of credit. The bridge loan bears interest and contains substantially identical terms to our existing line of credit. The acquisition of the remaining three properties, all of which are encumbered with mortgages we assumed, was completed on November 19, 2003, and was funded with draws under our line of credit.

        On September 23, 2003, we completed the disposition of River Ridge Marketplace, a 214,000 square foot shopping center located in Asheville, North Carolina. The property was sold to a developer seeking to develop the surrounding area at a sale price of $13.3 million resulting in a gain of $1.9 million. The proceeds from the sale were used to partially pay down our line of credit.

USE OF PROCEEDS

        We estimate that the net proceeds to the company from this offering will be approximately $98.6 million, after deducting the underwriting discount and other estimated offering expenses. The principal purposes of this offering are to reduce our indebtedness and to increase our financial flexibility. We will not receive any proceeds from the sale of shares by the selling stockholders in this offering.

        We will use $60.1 million of these net proceeds to repay all of the outstanding principal and interest on the bridge loan we entered into with Fleet National Bank on October 16, 2003 to fund a portion of the purchase price of our acquisition of the Trademark portfolio. This bridge loan bears interest at a variable rate, which was 2.17% on November 30, 2003. This loan matures on February 16, 2004, subject to a 90-day extension.

        In addition, the remaining approximately $38.5 million of the net proceeds of this offering will be used by our operating partnerships to repay a portion of the outstanding indebtedness under our line of credit with Fleet National Bank and other financial institutions. This $350 million line of credit bears interest at a variable rate, which was 2.18% as of November 30, 2003. At November 30, 2003, $309 million was outstanding under the line of credit, which matures in April 2005.

        If the underwriter's over-allotment option to purchase 815,333 shares is exercised in full, we will sell an additional 525,000 shares in this offering and will receive net proceeds of approximately $15 million, and the selling stockholders will sell an additional 290,333 shares and will receive additional net proceeds of approximately $8 million. We will use our additional proceeds to repay additional indebtedness outstanding under our line of credit.

ADDITIONAL INFORMATION REGARDING THIS OFFERING

        Net Realty Holding Trust, our largest stockholder, is purchasing 1,391,513 shares, or approximately 40%, of the shares offered by us under this prospectus supplement, pursuant to a contractual right we granted to Net Realty Holding Trust. In connection with our initial public offering, we, Net Realty Holding Trust, and The Prudential Insurance Company of America entered into an amended stockholders agreement pursuant to which we granted Net Realty Holding Trust a preemptive right to maintain its ownership percentage of our stock by purchasing any shares of our stock offered to third parties on the same terms and conditions as are offered to those third parties. This preemptive right does not apply to some limited issuances. In addition, to preserve our status as a REIT for federal income tax purposes, our articles impose restrictions on ownership of our common stock, which could limit our ability to comply with these preemptive rights provisions in the future. Following this offering, Net Realty Holding Trust will own 19,391,513 shares of our common stock, or approximately 42% of the total outstanding shares of our common stock. If the underwriter's over-allotment option is exercised in full, Net Realty Holding Trust will purchase an additional 208,727 shares of common stock in this offering, increasing its ownership of our common stock to 19,600,240 shares, maintaining its ownership of approximately 42% of the total outstanding shares of our common stock.

        The selling stockholders, The Prudential Insurance Company of America, our second largest stockholder, and its affiliate, PIM Foreign Investments, Inc., are selling an aggregate of 1,935,556 shares of our common stock in this offering. If the underwriter's over-allotment option is exercised in full, the selling stockholders will sell an additional 290,333 shares in this offering. As of the date of this prospectus supplement, the selling stockholders own an aggregate of 4,935,556 shares, or approximately 11.7%, of our common stock, and warrants to purchase 375,000 shares of our common stock. Effective February 7, 2003, we extended the exercise period of these warrants until April 29, 2007. If not extended, 75,000 of these warrants would have expired on July 9, 2003, and the remaining warrants would have expired on September 18, 2004. Following this offering, the selling stockholders will own 3,000,000 shares of our common stock, or approximately 6.6% of the total outstanding shares of our common stock. If the underwriter's over-allotment option is exercised in full, the selling stockholders' ownership percentage of our common stock will be reduced to approximately 5.9%.

PRICE RANGE OF COMMON STOCK

        Our common stock trades on the New York Stock Exchange, or "NYSE," under the symbol "HTG." The following table sets forth, for the periods indicated and on a per share basis, the high and low closing prices of our common stock as reported on the New York Stock Exchange:

April 24, 2002 to December 31, 2002	High	Low
Second quarter	26.71	24.60
Third quarter	25.50	23.65
Fourth quarter	25.92	23.06
January 1, 2003 to December 15, 2003	High	Low
First quarter	$25.90	$23.81
Second quarter	27.90	25.01
Third quarter	29.20	27.30
Fourth quarter (through December 15, 2003)	29.62	27.35

DIVIDEND POLICY

        To maintain our qualification as a REIT and to avoid taxation at the corporate level, we must distribute all or substantially all of our taxable income to our stockholders for each year (subject to certain adjustments). We have done this in the past and intend to continue to do so in the future. This will enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code of 1986. All distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of REIT status and such other factors as our board of directors may deem relevant from time to time.

DESCRIPTION OF OUR CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or "MGCL," our charter, or our "articles," and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are on file with the SEC. Pursuant to our articles and bylaws, our board of directors is divided into three classes, with each class serving a three year term.

Authorized stock

        Our articles provide that we may issue up to 200,000,000 shares of voting common stock, par value $.001 per share, and 50,000,0000 shares of preferred stock, par value $.001 per share. On October 31, 2003, the Company had 42,120,263 shares of common stock outstanding and no shares of preferred stock outstanding.

        Under Maryland law, a stockholder is not personally liable for our obligations solely as a result of his or her status as a stockholder. Our articles provide that no stockholder will be liable for any of our debts or obligations by reason of being a stockholder nor will any stockholder face any personal liability in tort, contract or otherwise to any person that relates to our property or affairs by reason of being a stockholder. Our articles further provide that we will have the power to indemnify each present or former stockholder against any claim or liability to which the stockholder may become subject by reason of being or having been a stockholder and to reimburse each stockholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where stockholder liability is not so negated, claims for taxes and some statutory liability, stockholders may, in some jurisdictions, be personally liable to the extent that those claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider to be adequate, any risk of personal liability to stockholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy claims against us or our stockholders.

Description of our common stock

        The following description of the common stock sets forth certain general terms and provisions of the common stock to which this prospectus supplement relates. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles, our bylaws and the MGCL.

        Subject to the preferential rights of any other class or series of shares of stock, holders of shares of our common stock are entitled to receive dividends if, as and when authorized and declared by our board of directors out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

        Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities other than as set forth in our amended stockholders agreement with respect to Net Realty Holding Trust, our largest stockholder. The common stock will, when issued, be fully paid and nonassessable.

        The transfer agent and registrar for the common stock is LaSalle National Bank.

Description of our preferred stock

        Our articles provide that we may issue up to 50,000,0000 shares of preferred stock. We currently have two authorized classes of preferred stock, Series B Cumulative Redeemable Perpetual Preferred Stock, or "Series B Preferred Stock," and Series C Cumulative Redeemable Perpetual Preferred Stock, or "Series C Preferred Stock." There are no shares of Series B or Series C Preferred Stock currently issued and outstanding. These series of preferred stock will only be issued upon conversion of certain preferred units of limited partnership interests in our subsidiary, Bradley Operating Limited Partnership, or the "Bradley OP." The statements below describing the preferred stock, including the Series B Preferred Stock and the Series C Preferred Stock, are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles, our bylaws and the MGCL.

Terms of Series B Preferred Stock

  •
  Shares Reserved for Issuance. 2,000,000 shares.

  •
  Issuance. Shares of Series B Preferred Stock will only be issuable upon exchange of Series B Units in the Bradley OP, which, generally speaking, may not occur prior to February 23, 2009. Shares of Series B Preferred Stock may be issuable prior to that date if the Bradley OP fails to make full distributions for six prior quarterly distribution periods (which may or may not be consecutive) and upon other limited circumstances described in the Bradley OP partnership agreement.

  •
  Rank. The Series B Preferred Stock will rank senior as to distributions and rights upon our liquidation to the common stock and on a parity with the Series C Preferred Stock.

  •
  Dividends. Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, cumulative preferential cash dividends at the rate per annum of 8.875% of the $25.00 liquidation preference per share.

  •
  Liquidation Preference. Holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution upon liquidation, subject to the rights of holders of senior securities and parity holders, if any, a liquidation preference equal to the sum of $25.00 per share and an amount equal to any accumulated and unpaid dividends on those shares, whether or not declared, to the date of payment.

  •
  Optional Redemption. The Series B Preferred Stock may be redeemed by us, but not prior to February 23, 2004. On and after that date, subject to various limitations, we may redeem the Series B Preferred Stock at a redemption price, payable in cash, equal to $25.00 per share, plus accumulated and unpaid dividends, whether or not declared, to the redemption date.

  •
  Voting. Holders of Series B Preferred Stock will not have any voting rights, except in the limited circumstances set forth in the next sentence. If six quarterly dividends, whether or not consecutive, payable on shares of Series B Preferred Stock or on any class or series of "parity" preferred stock, including the Series C Preferred Stock, are in arrears, the number of directors then constituting our board of directors will be automatically increased by two, and the holders of the Series B Preferred Stock, voting together as a single class with the holders of the Series C Preferred Stock and any other class or series of "parity" preferred stock, will have the right to elect the two additional directors.

  •
  Approval Rights. In addition, once shares of Series B Preferred Stock are issued and remain outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (i) designate or create, or increase the authorized or issued amount of, any class or series ranking senior to the Series B Preferred Stock with respect to payment of distributions or rights upon liquidation, (ii) designate or create, or increase the authorized or issued amount of, any "parity" preferred stock but only to the extent that "parity" preferred stock is issued to one of our affiliates upon terms more favorable to that affiliate than those we would offer in an arm's length transaction to an unrelated party, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease all or substantially all of our assets, or (B) amend, alter or repeal the provisions of our articles or bylaws whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders of that stock. However, with respect to a merger, consolidation or a sale, transfer or lease of all or substantially all of our assets, so long as (a) we are the surviving entity and the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock unchanged, or (b) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes the Series B Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series B Preferred Stock, then the occurrence of one of those events will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of the Series B Preferred Stock.

  •
  No Conversion Rights. Holders of Series B Preferred Stock will have no conversion rights.

  •
  No Sinking Fund. No sinking fund will be established for the retirement or redemption of Series B Preferred Stock.

  •
  No Preemptive Rights. Holders of Series B Preferred Stock will have no preemptive rights.

Terms of Series C Preferred Stock

  •
  Shares Reserved for Issuance. 1,200,000 shares.

  •
  Issuance. Shares of Series C Preferred Stock will only be issuable upon exchange of the Series C Units of the Bradley OP, which, generally speaking, may not occur prior to September 7, 2009. Shares of Series C Preferred Stock may be issuable prior to that date if the Bradley OP fails to make full distributions for six prior quarterly distribution periods (which may or may not be consecutive) and upon other limited circumstances described in the Bradley OP partnership agreement.

  •
  Rank. The Series C Preferred Stock will rank senior as to distributions and rights upon our liquidation to the common stock and on a parity with the Series B Preferred Stock.

  •
  Dividends. Holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, cumulative preferential cash dividends at the rate per annum of 8.875% of the $25.00 liquidation preference per share.

  •
  Liquidation Preference. Holders of the Series C Preferred Stock will be entitled to receive out of our assets legally available for distribution upon liquidation, subject to the rights of holders of senior securities and parity holders, if any, a liquidation preference equal to the sum of $25.00 per share and an amount equal to any accumulated and unpaid dividends on those shares, whether or not declared, to the date of payment.

  •
  Optional Redemption. The Series C Preferred Stock may be redeemed by us, but not prior to September 7, 2004. On and after that date, subject to various limitations, we may redeem the Series C Preferred Stock at a redemption price, payable in cash, equal to $25.00 per share, plus accumulated and unpaid dividends, whether or not declared, to the redemption date.

  •
  Voting. Holders of Series C Preferred Stock will not have any voting rights, except in the limited circumstances set forth in the next sentence. If six quarterly dividends, whether or not consecutive, payable on shares of Series C Preferred Stock or on any class or series of "parity" preferred stock, including the Series B Preferred Stock, are in arrears, the number of directors then constituting our board of directors will be automatically increased by two, and the holders of the Series C Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and with any other class or series of "parity" preferred stock, will have the right to elect the two additional directors.

  •
  Approval Rights. In addition, once shares of Series C Preferred Stock are issued, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock (i) designate or create, or increase the authorized or issued amount of, any class or series ranking prior to the Series C Preferred Stock with respect to payment of dividends or rights upon liquidation, (ii) designate or create, or increase the authorized or issued amount of, any "parity" preferred stock but only to the extent that "parity" preferred stock is issued to one of our affiliates upon terms more favorable to that affiliate than those we would offer in an arm's length transaction to an unrelated party, or (iii) either (A) consolidate, merge into or with, or sell, transfer or lease all or substantially all of our assets, or (B) amend, alter or repeal the provisions of our articles or bylaws whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock or the holders of that stock. However, with respect to a merger, consolidation or a sale, transfer or lease of all or substantially all of our assets, so long as (a) we are the surviving entity and the Series C Preferred Stock remains outstanding with the terms of the Series C Preferred Stock unchanged, or (b) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes the Series C Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series C Preferred Stock, then the occurrence of one of those events will not be deemed to materially and adversely affect the rights, privileges or voting powers of the holders of the Series C Preferred Stock.

  •
  No Conversion Rights. Holders of Series C Preferred Stock will have no conversion rights.

  •
  No Sinking Fund. No sinking fund will be established for the retirement or redemption of Series C Preferred Stock.

  •
  No Preemptive Rights. Holders of Series C Preferred Stock will have no preemptive rights.

        Additional shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board. Prior to the issuance of shares of each series, our board is required by the MGCL and our articles to fix for each series, subject to the provisions of our articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control of our company that might involve a premium price for holders of shares or otherwise be in their best interest. Our board has no present plans to issue any preferred stock, except as may be required with respect to the Series B and C Preferred Stock upon exchange of limited partnership interests in the Bradley OP as described above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        For purposes of the following discussions, terms "we," "us," "our," or "ours" refers to only Heritage Property Investment Trust, Inc. and not any of its subsidiaries, affiliates or joint ventures.

Taxation of the company

        Based on various assumptions and conditioned on numerous representations made to Bingham McCutchen LLP as to factual matters as more fully described below, Bingham McCutchen LLP has opined that commencing with our taxable year ended December 31, 1999, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and that our current organization and proposed method of operation will permit us to continue to so qualify. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, or the IRS, or a court and there cannot be any assurance that the IRS or a court will not take a contrary position. Also, as indicated above, it also must be emphasized that counsel's opinion is based on various assumptions and is conditioned upon numerous representations made to counsel as to factual matters, including representations regarding the nature of our assets and income and the past, present and future conduct of our business. Moreover, our qualification and taxation as a REIT depend upon our ability to satisfy on a continuing basis the annual operating results, asset ownership tests, distribution requirements, diversity of stock ownership and the various other qualification tests imposed by the Code described under the headings "Material United States Federal Income Tax Considerations Relating to the Taxation of the Company" and "Material United States Federal Income Tax Considerations" in the accompanying prospectuses, the results of which will not be reviewed by our counsel. Therefore, no assurance can be given that the actual results of our operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. See "Failure to Qualify" under the headings "Material United States Federal Income Tax Considerations Relating to the Taxation of the Company" and "Material United States Federal Income Tax Considerations" in the accompanying prospectuses.

General

        The following discussion describes material U.S. federal income tax consequences relating to the ownership and disposition of shares of our common stock. Because the following discussion is a summary that, in conjunction with the discussions contained under the headings "Material United States Federal Income Tax Considerations Relating to the Taxation of the Company" and "Material United States Federal Income Tax Considerations" in the accompanying prospectuses, is intended to address only material federal income tax consequences relating to the ownership and disposition of shares of our common stock that will apply to all holders, it may not contain all the information that may be important to you.

        This discussion is based upon the Code, the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to the acquisition, ownership, and disposition of our securities. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

        This discussion does not address any aspects of United States federal income taxation relating to us or our election to be taxed as a real estate investment trust. A summary of certain United States federal income tax considerations is set forth in the accompanying prospectuses under the heading "Material United States Federal Income Tax Considerations Relating to the Taxation of the Company" and "Material United States Federal Income Tax Considerations."

        Except as specifically discussed below under the headings "Taxation of Tax-Exempt U.S. Stockholders" and "Taxation of Non-U.S. Stockholders," this summary applies only to U.S. Stockholders who hold our securities as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is a beneficial owner of our common stock that is:

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  a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

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  a corporation (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

        Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

        This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our securities in a tax deferred or tax advantaged account, persons who are partners in partnerships, shareholders or beneficiaries of an entity that holds our securities, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our securities as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our securities as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our securities, persons deemed to sell our securities under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

        We have not sought, nor will we seek, any ruling from the IRS (other than the ruling described under the caption "—Taxation of Tax-Exempt U.S. Stockholders", below) with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

        Prospective investors considering the purchase of our securities should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our securities, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

Taxation of Taxable U.S. Stockholders

General

        As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders will constitute dividends to the extent those distributions are made out of our current or accumulated earnings and profits or are otherwise treated by us as a dividend. Dividends that we pay (other than those designated as capital gain dividends, which are discussed below) will generally be taxable as ordinary income. However, dividends that we pay to non-corporate stockholders may be subject to federal income taxation at reduced rates to the extent those dividends are derived from, and designated by us as, "qualified dividend income."

For this purpose, "qualified dividend income" generally includes dividends, if any, we receive from certain taxable U.S. corporations, "qualified foreign corporations," and certain other foreign corporations as well as certain income that is subject to tax at the REIT level (to the extent that income exceeds the REIT-level tax imposed on it). No dividends received deduction will be allowed with respect to our dividend distributions.

        Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "—Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

        Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. Generally, a U.S. stockholder's basis in our stock will initially equal the U.S. stockholder's acquisition cost of such stock, reduced by any distribution from us that constitute a return of capital. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-term capital gain, depending on the length of time those shares have been held. In addition, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

        U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

        U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends, capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), and distributions to a non-corporate stockholder that would otherwise constitute "qualified dividend income," however, will be treated as investment income only if the stockholder so elects, in which case those amounts will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital and capital gain.

Capital Gains and Losses

        In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the shareholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

        The maximum marginal ordinary income tax rate applicable to individuals, estates and trusts is currently 35%. Except as described below, the maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year is currently 15%. For individuals, trusts and estates who are subject to a marginal tax rate of 15% or less, the rate on net capital gains from the sale or exchange of capital assets held for more than one year is currently 5% (0% of taxable years beginning after December 31, 2007 and before January 1, 2009). The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is currently 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to "collectibles gain" and "section 1202 gain" (as those terms are defined in the Code) is currently 28%. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

        IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends. According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution, a 25% rate gain distribution, or a 28% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 28% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

Information Reporting and Backup Withholding

        A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments," including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate is currently 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Stockholders", below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

Taxation of Tax-Exempt U.S. Stockholders

General

        U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business. In addition, as discussed below, since we anticipate that we will continue to be a "pension-held REIT," a portion of the dividends received by a "qualified trust" (as defined above) that holds more than 10% of the value of our common stock may be treated as UBTI in that qualified trust's hands.

Our Status as a "Pension-Held REIT"

        As described in the accompanying prospectuses in the section entitled "Material United States Federal Income Tax Consideration Relating to the Taxation of the Company—Taxation of the Company—General Requirements for Qualification," "Material United States Federal Income Tax Considerations—Taxation of the Company—General Requirements for Qualification" we believe that we are currently a "pension-held REIT" and we anticipate that we will continue to be a "pension-held REIT" following the resale of our common stock offered by this prospectus supplement.

        Since we anticipate that we will continue to be a "pension-held REIT", any qualified trust that holds more than 10% of the value of our stock at any time during the taxable year may be required to treat a portion of the dividends that it receives from us as UBTI. Generally, the amount of UBTI that a qualified trust shareholder must include in its gross income equals the aggregate amount of dividends paid or treated as paid to the qualified trust shareholder by us with respect to our taxable year multiplied by a fraction, (i) the numerator of which equals the gross income (less direct expenses) that we realize with respect to our taxable year from unrelated trades or businesses, computed as though we ourselves were a qualified trust, and (ii) the denominator of which equals the total amount of gross income (less direct expenses) we realize with respect to our taxable year.

        A qualified trust shareholder is not, however, required to include any UBTI in respect of dividends paid by us in its gross income unless at least 5% of our gross income (less direct expenses) for our taxable year constitutes UBTI, computed as though we ourselves were a qualified trust. We expect that less than 5% of our gross income (less direct expenses) for each taxable year will constitute UBTI. However, we cannot assure you that this will be the case. Moreover, in order to avoid realizing UBTI, we must satisfy a number of complicated requirements, summarized below. We cannot assure you that we will always be able to satisfy those requirements, and our compliance with those requirements may constrain the manner in which we are able to conduct our business.

Constraints Related to Our Status as a "Pension-Held REIT"

        Generally, rents from real property and gains from the sale of real property (other than property held primarily for sale to customers in the ordinary course of business or as inventory) are excluded from the definition of UBTI. However, if real property is subject to "acquisition indebtedness" during a taxable year, all or a portion of the rents from the real property and the gains derived from the sale of the real property during that taxable year will constitute UBTI. Indebtedness that we incur to acquire or improve real property will be treated as acquisition indebtedness for this purpose unless we satisfy the series of requirements described in the following paragraphs. We have incurred, and we expect to continue to incur, indebtedness to acquire or improve our properties. Thus, unless we satisfy these requirements, a portion of our gross income will constitute UBTI:

  •
  The price that we pay for the acquisition or improvement must be a fixed amount determined as of the date of the acquisition or improvement. For example, the price of a building that we acquire in a debt-financed transaction cannot include an earnout provision based on the amount of rental income derived from the building during a period following the acquisition. Price adjustments attributable to customary closing adjustments (e.g., the proration of property taxes) and price adjustments, in an amount fixed in the contract, that depend on the resolution of limited external contingencies (e.g., zoning approvals, title clearances, or the removal of easements) do not violate this restriction. This restriction does not apply to a limited category of sales by some financial institutions.

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  The amount of indebtedness that we incur to acquire or improve real property, or the amount or timing of any payments payable with respect to that indebtedness, cannot depend, in whole or in part, on the revenue, income or profits derived from that real property. For example, interest payments cannot be deferred to match the timing of cash flows received from a leveraged property, nor may the amount of interest payable on the indebtedness be contingent on revenue derived from the property. This restriction does not apply to a limited category of sales by some financial institutions.

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  Real property that we acquire in a leveraged acquisition cannot at any time be leased back to the seller or a related party to the seller (determined under specific rules in the Code). This general restriction does not apply to leases on commercially reasonable terms of 25% or less of the leasable floor space of the building or complex of buildings.

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  We cannot acquire real property from, or lease the property at any time to, persons that bear certain relationships to us or to our qualified trust investors. This restriction does not apply to leases on commercially reasonable terms of 25% or less of the leasable floor space of the building or complex of buildings.

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  Any financing for the acquisition or improvement of real property from the seller of the real property, a related party to the seller (determined under specific rules in the Code), or persons that bear certain relationships to us or to our qualified trust investors must be on commercially reasonable terms.

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  The tax allocations of any Partnership Entity through which we own debt-financed real estate generally must have "substantial economic effect" and generally must comply with the so-called fractions rule set forth in the Treasury Regulations. In general, the fractions rule provides that a "qualified organization" (which includes us, for this purpose) cannot have a percentage share of the

    Partnership Entity's overall partnership income for any partnership taxable year that is greater than that qualified organization's percentage share of overall partnership loss for the partnership taxable year in which the qualified organization partner's percentage share of overall partnership loss would be the smallest. The need to comply with the fractions rule may significantly constrain our ability to acquire interests in real property through joint ventures or other partnership arrangements.

        We believe that we have complied with the restrictions summarized above. However, there can be no assurance that we will always be able to comply with these restrictions. Moreover, compliance with these restrictions may cause us to take actions that we might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to us and to our other shareholders but that might cause certain of our tax-exempt shareholders to realize UBTI. We also believe that the tax allocations of each of our Partnership Entities comply with the "substantial economic effect" and "fractions rule" requirements discussed above, except where failure of a Partnership Entity to do so would cause us to realize only a de minimis amount of UBTI. However, there can be no assurance that this is, or that it will continue to be, the case.

        Because of certain ambiguities in the relevant Treasury Regulations, it is unclear whether certain transactions in which an unrelated third party would contribute real property to a Partnership Entity in exchange for a partnership interest in that Partnership Entity would cause that Partnership Entity to fail to comply with the fractions rule in the year of the transaction and in subsequent years. We have received a ruling from the IRS indicating that the contribution by an unrelated party of certain properties to one Partnership Entity through which we hold our properties in exchange for cash, limited partnership interests in the Partnership Entity, and the Partnership Entity's assumption of mortgage indebtedness will not cause the Partnership Entity to fail to so comply with the fractions rule. We may request similar rulings in connection with similar transactions that we may propose in the future. We cannot assure you that we would obtain any rulings. If we do not receive a favorable ruling, we may choose not to consummate transactions of this nature even though we believe those transactions may otherwise be advantageous to us and to our other shareholders, since doing so may cause certain of our tax-exempt shareholders to realize UBTI or we may restructure the transactions in a manner that may make consummation more difficult or unlikely.

Taxation of Non-U.S. Stockholders

General

        The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in shares of our common stock, including any reporting requirements, as well as the tax treatment of such an investment under the laws of non-U.S. jurisdictions.

        In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, on the amounts net of the income tax which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

        Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). However, distributions in excess of our current and accumulated earnings and profits will be subject to withholding at a rate of 10%. To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

        A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

        Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. Because our common stock is publicly traded, no assurance can be given that we meet this test. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

        If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market (such as the New York Stock Exchange, on which our common stock is listed) and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding

        Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

Other tax considerations

State, Local and Non-U.S. Taxes

        We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult with their own tax advisors regarding the effect of state, local and non-U.S. tax laws on any investment in our common stock.

Sunset of tax provisions

        Several aspects of the federal income tax law described above will apply for a limited period of time. These aspects include, among others, the treatment of qualified dividend income and certain of the current tax rates applicable to non-corporate stockholders described above. At certain points in the future, the current law will revert to the law as it was in effect prior to certain recent amendments. The impact of this reversion is not discussed herein. Consequently, prospective investors should consult their own tax advisors regarding the effect of the "sunset" of these provisions of federal income tax law on an investment in our common stock.

Proposed legislation

        H.R. 1890, introduced in April 2003, and an identical bill, S. 1568, introduced in August 2003, would modify certain provisions of the Internal Revenue Code relating to REITs. The legislation would, among other things, revise the REIT asset test by expanding the straight-debt safe harbor, modify the treatment of certain REIT distributions that are attributable to gain from sales or exchanges of United States real property interests and expand the REIT provisions dealing with a failure to satisfy the income or asset tests. Whether any or all of these proposals will ultimately be enacted cannot be determined at this time.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase from us and from the selling stockholders the following number of shares of our common stock at an offering price set forth on the cover page of this prospectus supplement:

Underwriters	Number of Shares
Deutsche Bank Securities Inc.	5,435,556

Total	5,435,556

        Net Realty Holding Trust, our largest stockholder, has agreed to purchase 1,391,513 shares, or approximately 40%, of the shares offered by us under this prospectus supplement pursuant to a contractual right we granted to Net Realty Holding Trust to permit it to maintain its ownership percentage in us. In connection with the purchase by Net Realty Holding Trust, the underwriter shall be entitled to receive a processing fee of approximately $42,000.00.

        The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of common stock offered by this prospectus supplement.

        The underwriter proposes to offer the shares of common stock to the public and to Net Realty Holding Trust at the public offering price set forth on the cover page of this prospectus supplement. If all the shares of common stock are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

        The following table shows the underwriting discounts and commissions that we and the selling stockholders are to pay to the underwriter in connection with this offering.

		Total Fees
	Fee per share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Discounts and commissions paid by us	$0.03	$105,000.00	$15,750.00
Discounts and commissions paid by the selling stockholders	$0.03	$58,066.68	$8,709.99

        In connection with this offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our common stock in excess of the number of shares of our common stock to be purchased by the underwriter in this offering, which creates a syndicate short position. The underwriter may make "naked" short sales of shares of our common stock. The underwriter must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for, or purchases of, shares of our common stock in the open market while the offering is in progress.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the shares of our common stock. They may also cause the price of the shares of our common stock to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

        We and the selling stockholders have granted the underwriter an option to buy up to an aggregate of 815,333 additional shares of common stock. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriter has 30 days from the date of this prospectus supplement to exercise this option.

        We, each of our directors and executive officers, the selling stockholders and each beneficial owner of more than 5% of our common stock, have agreed not to offer, sell, short sell or otherwise dispose of, directly or indirectly, any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or a derivative of shares of our common stock (or agreement for such). After the date of the underwriting agreement, these restrictions will be in effect for a period of 90 days with respect to us, our officers and directors and each beneficial owner of more than 5% or our common stock, and 60 days with respect to the selling stockholders and one of our directors designated by the selling stockholders. At any time and without public notice, the underwriter may, at its sole discretion, release some or all the securities from these lock-up provisions.

        We estimate that the total expenses of this offering, excluding the underwriting discount and commissions, will be approximately $350,000.

        We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute payments the underwriter may be required to make because of any of those liabilities.

        An affiliate of the underwriter acts as a lender to us under our line of credit. Since we intend to use a portion of the net proceeds of this offering initially to reduce the outstanding balance of our line of credit, that affiliate may receive a portion of the net proceeds. Accordingly, this offering is being made in compliance with the requirements of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

        The underwriter and its affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses and may, in the future, engage in transactions with and perform services for us in the ordinary course of their business.

LEGAL MATTERS

        Bingham McCutchen LLP, Boston, Massachusetts, will pass upon certain matters relating to this offering for us. Clifford Chance US LLP, New York, New York, will act as counsel to the underwriter. Venable LLP, Baltimore, Maryland, will pass upon certain matters of Maryland law. Bingham McCutchen LLP and Clifford Chance US LLP will rely on the opinion of Venable LLP as to all matters of Maryland law.

EXPERTS

        The consolidated financial statements of Heritage as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 and related financial statement schedule as of December 31, 2002, and the Combined Historical Summaries of Gross Income and Direct Operating Expenses of The Pioneer Properties Acquired in 2002 for the year ended December 31, 2001 and of The Trademark Properties Acquired in 2003 for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents that are filed with the

SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the accompanying prospectuses. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference into this prospectus supplement:

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, as amended by Form 10-Q/A filed with the SEC on December 17, 2003, June 30, 2003 and September 30, 2003, as amended by Form 10-Q/A filed with the SEC on December 12, 2003;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the SEC on March 28, 2003;

  •
  our Current Reports on Form 8-K filed on January 17, 2003, April 9, 2003, June 17, 2003, September 23, 2003, October 7, 2003, October 22, 2003, November 13, 2003 and December 17, 2003; and

  •
  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written requests should be addressed to:

Investor Relations Heritage Property Investment Trust, Inc. 535 Boylston Street Boston, Massachusetts 02116 (617) 247-2200

Prospectus
$500,000,000

HERITAGE PROPERTY INVESTMENT TRUST, INC.

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
WARRANTS

        We may from time to time offer in one or more series:

  (i)
  our debt securities;

  (ii)
  shares of our preferred stock;

  (iii)
  shares of our common stock; and

  (iv)
  warrants to purchase our debt securities or shares of our preferred or common stock.

        We may offer these securities up to an aggregate public offering price of up to $500,000,000 and on terms to be determined at the time of the offering. Our debt securities, our preferred stock, our common stock and our warrants (collectively referred to as our "securities"), may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable:

  •
  In the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), denominations, maturity, interest rate (or manner of calculating the interest rate) and time of payment of interest, terms for redemption at our option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into shares of our preferred stock or common stock, covenants and the initial public offering price;

  •
  In the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and the initial public offering price; and

  •
  In the case of our common stock, the initial public offering price.

        In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement.

        Investing in our securities involves risks. You should carefully read the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated herein by reference.

        Our common stock is listed on the New York Stock Exchange under the symbol "HTG". On November 13, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $29.18.

        You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to make sales of any securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This prospectus is dated November 14, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Heritage, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

        We also make available free of charge on or through our Internet website (http://www.heritagerealty.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file that material with, or furnish it to, the SEC.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents that are filed with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference into this prospectus:

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the SEC on March 28, 2003;

  •
  our Current Reports on Form 8-K filed on January 17, 2003, February 10, 2003, April 9, 2003, May 12, 2003, June 17, 2003, August 4, 2003, September 23, 2003, October 7, 2003, October 22, 2003, November 3, 2003 and November 13, 2003; and

  •
  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to:

    Investor Relations
    Heritage Property Investment Trust, Inc.
    535 Boylston Street
    Boston, Massachusetts 02116
    (617) 247-2200

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information we are incorporating by reference into it contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results. The factors that could cause our actual results to differ materially from current expectations include financial performance and operations of our shopping centers, including of our tenants, real estate conditions, current and future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the SEC.

        Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing those forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

        We are a fully integrated, self-administered and self-managed real estate investment trust, or "REIT", and one of the nation's largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of June 30, 2003, we had a shopping center portfolio consisting of 155 shopping centers, located in 27 states and totaling approximately 31.5 million square feet of total gross leasable area, of which approximately 26.5 million square feet is company-owned gross leasable area. Our shopping center portfolio was approximately 92.0% leased as of June 30, 2003.

        We are headquartered in Boston, Massachusetts and have 15 regional offices located in the Eastern and Midwestern United States. As of June 30, 2003, we also owned four office buildings.

        Our business strategy has been, and will continue to be, to generate stable and increasing cash flow and asset value by acquiring and managing a portfolio of real estate properties located in attractive markets with strong economic and demographic characteristics. Our business strategy consists of the following elements:

  •
  Building and leveraging our long-term tenant relationships.  An important priority in managing our business is establishing and developing strong, lasting relationships with our tenants. We believe that we have been successful in consistently meeting or exceeding the expectations and demands of our tenants. Over the years, this strategy has allowed us to forge mutually beneficial business relationships, enabling our tenants, through our broad geographic focus and contacts, to enter new markets and leverage opportunities to increase their presence in and across markets. We intend to continue to leverage our existing tenant relationships as we grow and expand our business.

  •
  Maximizing cash flow from our properties by continuing to enhance the operating performance of each property.  We manage our properties through a centralized property management and leasing program, which enables us to achieve operating, marketing and leasing efficiencies. We aggressively lease currently available space and space that becomes available, both to existing and new tenants.

  •
  Targeting redevelopment and expansion projects that we believe will generate substantial returns.  We seek to leverage our operating and redevelopment capabilities to capitalize on prospects within our existing portfolio. In particular, we are currently exploring opportunities to expand our existing centers, to reposition our tenant mix and, where appropriate, to lease parcels on our properties with minimal incremental cost.

  •
  Increasing the number of anchor tenants to enhance the consumer traffic at our neighborhood and community shopping centers.  We believe that securing multiple anchors at a property enhances the attractiveness of the center by increasing consumer traffic, which enhances the performance of our non-anchor tenants within the remaining available space of a center. We believe that there are additional opportunities to increase the number of anchor tenants at some of the existing properties in our portfolio.

  •
  Pursuing opportunities to acquire primarily grocer-anchored neighborhood and community shopping centers.  We utilize our knowledge of key markets to pursue opportunistic acquisitions of primarily grocer-anchored shopping centers with a multi-anchored focus. Our acquisition activities are focused primarily in the 27 states in which we currently operate in the Eastern and Midwestern United States. We seek properties at attractive investment yields with potential growth in cash flow that can benefit from our hands-on management, that may require repositioning or redevelopment, and are consistent in terms of quality, demographics and location with our existing portfolio. Our senior management team has developed long-standing relationships with institutional and other owners and operators of shopping center properties that have enhanced our ability to identify and capitalize on acquisition opportunities.

        At June 30, 2003, we had 131 total employees. Our employees include 27 leasing and support personnel, 50 property management and support personnel, 9 legal and support personnel, and 45 corporate management and support personnel.

RISK FACTORS

        You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and the other information contained in this prospectus before deciding to invest in our securities.

EARNINGS RATIOS

        Our historical ratio of earnings to fixed charges for each of the periods indicated were as follows:

	Years Ended December 31,
Six Months Ended June 30, 2003				July 9, 1999 to December 31, 1999
	2002	2001	2000
1.56	1.19	1.13	1.67	7.41

        For purposes of computing the ratio of earnings to fixed charges:

  •
  earnings consist of net earnings, taxes on income and fixed charges, less capitalized interest; and

  •
  fixed charges consist of interest expense, amortization of debt discount and issuance expense, the portion of rents representative of an interest factor and capitalized interest.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the securities for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in that manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR SECURITIES

        We may offer under this prospectus one or more of the following categories of our securities:

  •
  unsecured senior debt securities

  •
  unsecured subordinated debt securities

  •
  warrants to purchase debt securities

  •
  shares of preferred stock, in one or more series

  •
  warrants to purchase shares of preferred stock

  •
  shares of common stock

  •
  warrants to purchase shares of common stock

        The terms of any specific offering of our securities, including the terms of any units of a combination of our securities, will be described in a prospectus supplement relating to that offering.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement or a pricing supplement. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness.

        We may issue our debt securities under one or more indentures and each indenture will be dated on or before the issuance of the debt securities to which it relates. Additionally, each indenture must be in the form filed as an exhibit to the Registration Statement containing this prospectus or in a form incorporated by reference to this prospectus in a post-effective amendment to the Registration Statement or in a Form 8-K. The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Because this description of debt securities is a summary, it does not contain all of the information that may be important to you. You should read all provisions of our indenture and our debt securities to ensure that you have all of the information you need to make an investment decision. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

General

        The debt securities offered by means of this prospectus will be our direct, unsecured obligations. Senior debt securities will rank equally with other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior to all of our subordinated debt securities that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt.

        Each indenture will provide that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to each indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        Each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by us, by or pursuant to a resolution adopted by our board of directors, to act with respect to that series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated below or in an indenture, any action described to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under that indenture.

        Each supplement to this prospectus relating to a series of debt securities being offered will contain information on the specific terms of that security, including:

  •
  the title of the debt securities;

  •
  whether they are senior debt securities or subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

  •
  the identity of the person to whom we will pay interest if it is anyone other than the noteholder;

  •
  when the principal of the debt securities will mature;

  •
  the interest rate, which may be fixed or variable, or its method of calculation;

  •
  when interest will be payable, as well as the record date for determining who we will pay interest to;

  •
  where the principal of, premium, if any, and interest on the debt securities will be paid;

  •
  any mandatory or optional sinking funds or similar arrangements;

  •
  when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

  •
  whether we have any obligation to redeem or repurchase the debt securities at the option of the holder;

  •
  the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

  •
  the amount that we will pay a holder if the maturity of the debt securities is accelerated if other than their principal amount;

  •
  the currency in which we will make payments to a holder and, if a foreign currency, the manner of conversion from United States dollars;

  •
  any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

  •
  whether the debt securities will be issued in certificated or book-entry form;

  •
  if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

  •
  the applicability of the defeasance and covenant defeasance provisions in the applicable indenture;

  •
  whether the debt securities are convertible into any other securities and the terms and conditions of convertibility;

  •
  any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

  •
  the name of the applicable trustee and the address of its corporate trust office; and

  •
  any other terms of the debt securities.

        Debt securities offered by means of this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount of that security to be payable upon declaration of acceleration of the maturity of that security. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to those securities will be described in the applicable prospectus supplement.

        A significant number of our properties are owned through subsidiaries. Our rights and the rights of our creditors, including holders of debt securities offered by means of this prospectus, to participate in the assets of those subsidiaries upon the liquidation or recapitalization of those subsidiaries or otherwise will be subject to the prior claims of those subsidiaries' respective secured and unsecured creditors (except to the extent that claims of ours as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus will be issuable in denominations of $1,000 and integral multiples and those in bearer form will be issuable in denominations of $5,000.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities offered by means of this prospectus will be payable at the corporate trust office of the applicable trustee or an office or agency we establish in accordance with each indenture. However, at the our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register for the relevant debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered by means of this prospectus ("Defaulted Interest") will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date (the "Special Record Date") for the payment of that Defaulted Interest to be fixed by the applicable trustee, notice of which is to be given to the holder of that debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee or at an office or agency we establish in accordance with each indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the trustee referred to above. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities offered by means of this prospectus.

        Neither we nor the trustee for any series of debt securities offered by means of this prospectus will be required to:

  (i)
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  (ii)
  register the transfer of or exchange any debt security, or portion of that series, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  (iii)
  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Certain Covenants

        Existence.    Except as described under "—Merger, Consolidation or Sale of Assets" below, each indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and franchises. However, we will not be obligated to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities issued under each indenture.

        Maintenance of Properties.    Each indenture will require that we cause all of our material properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements, all as in our judgment may be necessary so that the business carried on in connection with that property may be properly and advantageously conducted at all times.

        Insurance.    Each indenture will require that we and each of our subsidiaries keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

        Payment of Taxes and Other Claims.    Each indenture will require that we pay or discharge or cause to be paid or discharged, before the same become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or of any subsidiary, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or of any subsidiary, unless that lien would not have a material adverse effort upon that property. However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) for which the we have set apart and maintain an adequate reserve.

        Provision of Financial Information.    Each indenture will provide that if we are required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, we will file those reports by the required date and, within 15 days of that date, deliver copies of all those reports to the trustees for and transmit a copy to each holder of debt securities offered by means of this prospectus. If we are not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, each indenture will require that we deliver to the applicable trustee and transmit to each holder of debt securities offered by means of this prospectus reports that contain substantially the same kind of information that would have been included in annual and quarterly reports filed with the SEC had we been required to file those reports.

        Additional Covenants.    Any additional material covenants of ours contained in each indenture for a series of debt securities offered by means of this prospectus, or any deletions from or modifications of the covenants described above, will be described in the prospectus supplement relating to those debt securities.

Merger, Consolidation or Sale

        Each indenture will provide that we may merge with or into, consolidate with, or sell, lease or convey all or substantially all of its assets to, any other corporation, limited partnership, limited liability company, company, real estate investment trust or business trust, provided that

  (a)
  either we shall be the continuing corporation or other entity, or the successor corporation or other entity (if other than us) formed by or resulting from any merger or consolidation or which has received the transfer of our assets expressly assumes all of our obligations under that indenture;

  (b)
  immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result of the transaction as having been incurred by us or that subsidiary at the time of that transaction, no event of default under that indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, has occurred and be continuing; and

  (c)
  an officer's certificate and legal opinion covering these conditions is delivered to the trustees.

Events of Default, Notice and Waiver

        Each indenture will provide that the following events are "Events of Default" with respect to any series of debt securities issued under that indenture:

  (a)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (b)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due;

  (c)
  default in making any sinking fund payment as required for any debt security of that series;

  (d)
  default in the performance of any other covenant contained in the applicable indenture (other than a covenant added to that indenture solely for the benefit of a series of debt securities issued under the indenture other than that series), continued for 60 days after written notice as provided in that indenture;

  (e)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (including leases, but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (f)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us, any Significant Subsidiary or our property or any Significant Subsidiary;

  (g)
  a default in the conversion of securities of that series, continued for 15 days after written notice as provided in the applicable indenture; and

  (h)
  any other Event of Default provided with respect to a particular series of debt securities.

        The term "Significant Subsidiary" means each significant subsidiary of ours as defined in Regulation S-X promulgated under the Securities Act.

        The prospectus supplement relating to a particular series of debt securities may contain information relating to deletions from, modifications of or additions to this list of events of default.

        If an Event of Default under an indenture with respect to debt securities of any series offered by means of this prospectus at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the outstanding debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul that declaration and its consequences if:

  (a)
  we deposit with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee, and

  (b)
  all Events of Default, other than the non-payment of accelerated principal (or specified portion of accelerated principal), with respect to debt securities of that series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in the applicable indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to that series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security of that series or (y) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of all outstanding debt securities affected by the modification or amendment.

        Each indenture will require that each trustee give notice to the holders of debt securities within 90 days of a default under the applicable indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest payable on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider withholding that notice to be in the interest of those holders.

        Each indenture will further provide that no holders of debt securities of any series offered by means of this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under that indenture, except in the case of failure of the trustee thereunder, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates.

        Subject to provisions in each indenture relating to its duties in case of default, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any holders of any series of debt securities offered by means of this prospectus then outstanding under that indenture, unless those holders have offered to the applicable trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in that direction.

        Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, as to his or her knowledge of our compliance with all conditions and covenants of the applicable indenture and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance.

Modification of the Indentures

        Modifications and amendments of each indenture may be made with the consent of the holders of not less than a majority in principal amount of all debt securities outstanding under the applicable indenture which are affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

  (a)
  change the stated maturity of the principal of (or premium, if any), or any installment of principal of or interest on, any debt security;

  (b)
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security or indexed security that would be due and payable upon declaration of acceleration of the maturity of that debt security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

  (c)
  change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on, with respect to that debt security;

  (d)
  impair the right to institute suit for the enforcement of any payment on or with respect to that debt security;

  (e)
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in that indenture; or

  (f)
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security.

        The holders of not less than a majority in principal amount of any series of debt securities outstanding under each indenture will have the right to waive compliance by us with certain covenants in the applicable indenture with respect to that series of debt securities.

        Modifications and amendments of each indenture may be made by us and the applicable trustee without the consent of any holder of debt securities issued under each indenture for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the applicable indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add Events of Default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the applicable indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form. However, that action may not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the applicable indenture. However, any change or elimination will become effective only when there are no debt securities outstanding of any series issued under the indenture created prior to that change or elimination which are entitled to the benefit of that provision;

  •
  to secure the debt securities of the securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of those debt securities into shares of our common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the applicable indenture; or

  •
  to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of that debt securities, provided that that action will not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  (i)
  the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of the date of determination upon declaration of acceleration of the maturity,

  (ii)
  the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in (i) above),

  (iii)
  the principal amount of an indexed security that will be deemed outstanding will be the principal amount of that indexed security on the issue date, unless otherwise provided with respect to that indexed security pursuant to the applicable indenture, and

  (iv)
  debt securities owned by us or by any other obligor upon the debt securities or any affiliate of ours or of that other obligor will be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by us, pursuant to a resolution adopted by our board of directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of that series, in any case upon satisfaction of any conditions and upon notice given as provided in the applicable indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by that action, or of the holders of that series and one or more additional series:

  (i)
  there is to be no minimum quorum requirement for that meeting and

  (ii)
  the principal amount of the outstanding debt securities of that series that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether that request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, upon our request, any indenture will cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either to:

  (a)
  defease and be discharged from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on those debt securities and the obligations to register the transfer or exchange of those debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of those debt securities and to hold moneys for payment in trust) ("defeasance") or

  (b)
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under

    "—Certain Covenants"), and any omission to comply with these obligations will not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"),

        in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in that currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates for those payments.

        A trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

        "Government Obligations" means securities which are

  (i)
  direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

  (ii)
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by that custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of that depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by that depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  (a)
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency other than that in which the deposit has been made in respect of that debt security, or

  (b)
  a Conversion Event (as defined below) occurs in respect of the currency in which that deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of that election or cessation of usage based on the applicable market exchange rate.

        "Conversion Event" means the cessation of use of:

  (i)
  a currency both by the government of the country which issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

  (ii)
  the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or

  (iii)
  any currency unit or composite currency other than the ECU for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars. In the event we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to specified sections of the applicable indenture (which sections would no longer be applicable to those debt securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in that currency in which those debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into our shares of common stock or preferred stock will be set forth in the applicable prospectus supplement relating to those debt securities. The terms will include whether the debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation of the conversion price), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

DESCRIPTION OF OUR CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or "MGCL," our charter, or our "articles," and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are on file with the SEC.

Authorized Stock

        Our articles provide that we may issue up to 200,000,000 shares of voting common stock, par value $.001 per share (the "Common Stock"), and 50,000,0000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). On October 31, 2003, the Company had 42,120,263 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

        Under Maryland law, a stockholder is not personally liable for our obligations solely as a result of his or her status as a stockholder. Our articles provide that no stockholder will be liable for any of our debts or obligations by reason of being a stockholder nor will any stockholder face any personal liability in tort, contract or otherwise to any person that relates to our property or affairs by reason of being a stockholder. Our articles further provide that we will have the power to indemnify each present or former stockholder against any claim or liability to which the stockholder may become subject by reason of being or having been a stockholder and to reimburse each stockholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where stockholder liability is not so negated, claims for taxes and some statutory liability, stockholders may, in some jurisdictions, be personally liable to the extent that those claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider to be adequate, any risk of personal liability to stockholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy claims against us or our stockholders.

DESCRIPTION OF OUR COMMON STOCK

        The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any prospectus supplement may relate, including a prospectus supplement providing that Common Stock will be issuable upon conversion or exchange of debt securities or Preferred Stock of the Company or upon the exercise of warrants to purchase Common Stock issued by the Company. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles, our bylaws and the MGCL.

        Subject to the preferential rights of any other class or series of shares of stock, holders of shares of our Common Stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

        Each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of Common Stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities other than as set forth in our amended stockholders agreement with respect to Net Realty

Holding Trust, our largest stockholder. The Common Stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

        The transfer agent and registrar for the Common Stock is LaSalle National Bank.

DESCRIPTION OF OUR PREFERRED STOCK

        Our articles provide that we may issue up to 50,000,0000 shares of Preferred Stock. We currently have two authorized classes of Preferred Stock, Series B Cumulative Redeemable Perpetual Preferred Stock, or Series B Preferred Stock, and Series C Cumulative Redeemable Perpetual Preferred Stock, or Series C Preferred Stock. There are no shares of Series B or Series C Preferred Stock currently issued and outstanding. These series of Preferred Stock will only be issued upon conversion of certain preferred units of limited partnership interests in our subsidiary, Bradley Operating Limited Partnership.

        Under our articles, shares of Preferred Stock may be issued from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each series, our board of directors is required by the MGCL to adopt resolutions and file articles supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of those shares might believe to be in their best interests or in which holders of some, or a majority, of those shares might receive a premium for their shares over the then market price of those shares. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of Preferred Stock offered by that supplement will describe the specific terms of those securities, including:

  (1)
  the title and stated value of that Preferred Stock;

  (2)
  the number of shares of that Preferred Stock offered, the liquidation preference per share and the offering price of that Preferred Stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that Preferred Stock;

  (4)
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that Preferred Stock will accumulate;

  (5)
  the voting rights applicable to that Preferred Stock;

  (6)
  the procedures for any auction and remarketing, if any, for that Preferred Stock;

  (7)
  the provisions for a sinking fund, if any, for that Preferred Stock;

  (8)
  the provisions for redemption, if applicable, of that Preferred Stock;

  (9)
  any listing of that Preferred Stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which that Preferred Stock will be convertible into shares of the Common Stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

  (11)
  a discussion of federal income tax considerations applicable to that Preferred Stock;

  (12)
  any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with that series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

  (13)
  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  (14)
  any other specific terms, preferences, rights, limitations or restrictions of that Preferred Stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

  •
  senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

  •
  on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

        Dividends on any series or class of our Preferred Stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of Preferred Stock for which dividends are noncumulative, then the holders of that series or class of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of Preferred Stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the Preferred Stock of any other series or class ranking, as to dividends, on a parity with or junior to the Preferred Stock of that series or class for any period unless:

  •
  the series or class of Preferred Stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the Preferred Stock of that series or class for all past dividend periods and the then current dividend period; or

  •
  the series or class of Preferred Stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the Preferred Stock of that series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Preferred Stock of any series or class and the shares of any other series or class of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of that series or class, then all dividends authorized on shares of Preferred Stock of that series or class and any other series or class of Preferred Stock ranking on a parity as to dividends with that Preferred Stock shall be authorized pro rata so that the amount of dividends authorized per share on the Preferred Stock of that series or class and other series or class of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the Preferred Stock does not have a cumulative dividend) and that other series or class of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Stock of that series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if that series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period; and

  •
  if that series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for the then current dividend period, no dividends (other than in the Common Stock or other stock of ours ranking junior to the Preferred Stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the Preferred Stock of that series or class as to dividends or upon liquidation. In addition, Common Stock or any other stock of ours ranking junior to or on a parity with the Preferred Stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the Preferred Stock of that series or class as to dividends and upon liquidation).

        Any dividend payment made on shares of a series or class of Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

        If the applicable prospectus supplement so states, the shares of Preferred Stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

        The prospectus supplement relating to a series or class of Preferred Stock that is subject to mandatory redemption will specify the number of shares of that Preferred Stock that are to be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that

Preferred Stock (which will not, if that Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that Preferred Stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless:

  •
  if the series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period; and

  •
  if the series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for the then current dividend period, no shares of that series or class of Preferred Stock may be redeemed unless all outstanding shares of Preferred Stock of that series or class are simultaneously redeemed. However, that this will not prevent the purchase or acquisition of shares of Preferred Stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of that series or class.

        In addition, unless:

  •
  if the series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period; and

  •
  if the series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for the then current dividend period, the Company may not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of that series or class (except by conversion into or exchange for our stock ranking junior to the Preferred Stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of Preferred Stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or class.

        If fewer than all of the outstanding shares of Preferred Stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series of the Preferred Stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for the Preferred Stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of Preferred Stock to be redeemed from each holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of Preferred Stock, those shares of Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of Common Stock or any other series or class of stock ranking junior to any series or class of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of Preferred Stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the Preferred Stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of Preferred Stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions have been made in full to all holders of any series or class of Preferred Stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of Preferred Stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

        Unless provided otherwise for any series or class of Preferred Stock, so long as any shares of Preferred Stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

  •
  authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

  •
  amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of Preferred Stock or the holders of the Preferred Stock.

        However, any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series or class of Preferred Stock, or any increase in the amount of authorized shares of such series or class or any other series or class of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of Preferred Stock are convertible into shares of Common Stock will be set forth in the applicable prospectus supplement. The terms will include:

  •
  the number of shares of common stock into which the Preferred Stock is convertible;

  •
  the conversion price (or manner of calculation of the conversion price);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at the option of the holders of the Preferred Stock or us,

  •
  the events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the Preferred Stock.

Transfer Agent

        The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of our securities warrants. The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those securities warrants.

        We may issue securities warrants for the purchase of our debt securities, Preferred Stock, or Common Stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as an agent of the Company in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

  •
  the aggregate number of the securities covered by the warrant;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

  •
  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

  •
  the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that series of our Preferred Stock;

  •
  the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise;

  •
  the expiration date for exercising the warrant;

  •
  the minimum or maximum amount of warrants that may be exercised at any time;

  •
  a discussion of U.S. federal income tax consequences; and

  •
  any other material terms of the securities warrants.

        After the warrants expire they will become void. The prospectus supplement will describe how to exercise securities warrants. A holder must exercise warrants for our Preferred Stock or Common Stock through payment in U.S. dollars. All securities warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

        Until a holder exercises warrants to purchase our debt securities, Preferred Stock, or Common Stock, that holder will not have any rights as a holder of our debt securities, Preferred Stock, or Common Stock by virtue of ownership of warrants.

BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depository for the global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of that depository or by the depository or any nominee of that depository to a successor depository or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depository, who are called "participants." Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, that depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of these participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

        For us to remain qualified as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

        The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 9.8% of the number of shares or value, whichever is more restrictive, of our common stock and preferred stock, respectively. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

        Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board of directors is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board of directors, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board of directors has the right to refuse to permit the transfer of that stock.

        A transfer of our capital stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock beneficially or constructively owned by that person that are in excess of the ownership limit being automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after receiving notice from us of the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

        The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

        All certificates representing shares of stock will bear a legend referring to the restrictions described above.

        All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
RELATING TO THE TAXATION OF THE COMPANY

General

        The following is a general discussion of material United States federal income tax considerations relating to our qualification and entity-level taxation as a REIT that we anticipate will be relevant to investors in our securities. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and entity-level taxation as a REIT. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

        This summary does not attempt to address any tax considerations relevant to your acquisition, ownership, and disposition of our securities. Instead, the material federal income tax considerations relevant to your acquisition, ownership, and disposition of the securities offered by this prospectus will be provided in the applicable prospectus supplement that relates to those securities, since your tax treatment will vary depending upon the terms of the specific securities you acquire as well as your individual circumstances.

        We have not sought, nor will we seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

        Prospective investors considering the purchase of our securities should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our securities, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

Taxation of the Company

General

        We have elected to be treated as a REIT under Sections 856 through 860 of the Code, commencing with our initial taxable year, which ended December 31, 1999. We believe that we have been organized and have operated in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to continue to operate in such a manner. No assurance, however, can be given that we have operated, or that we will continue to operate, in a manner so as to qualify or remain qualified as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "—Failure to Qualify", below.

        So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

  •
  we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

  •
  under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

  •
  if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

  •
  if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

  •
  if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 90% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

  •
  if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

  •
  if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

  •
  we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

General Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and—

  (i)
  is managed by one or more trustees or directors;

  (ii)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (iii)
  would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

  (iv)
  is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (v)
  has the calendar year as its taxable year;

  (vi)
  the beneficial ownership of which is held by 100 or more persons;

  (vii)
  at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

  (viii)
  that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

        The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (in our case, our initial taxable year, which ended December 31, 1999). Since we elected to be treated as a REIT for our initial taxable year, which ended December 31, 1999, these conditions currently apply to us and will apply to us in the future.

        The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. We would not have been, nor would we currently be, able to qualify as a REIT without the benefit of this "look-through" rule for qualified trusts, since our largest stockholder is a qualified trust that owned more than 50% (by value) of our stock from the time of our formation until our initial public offering in 2002, and has owned more than 40% (by value) of our stock since our initial public offering.

        A REIT will be considered to be a "pension-held REIT" if (i) it would not qualify as a REIT without the benefit of this "look-through" rule, and (ii) it is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if (i) one qualified trust holds more than 25% of the value of the REIT's stock, or (ii) one or more qualified trusts, each of whom hold more than 10% of the value of the REIT's stock, together hold more than 50% of the value of the REIT's stock. Applying this standard, we believe that we are currently a "pension-held REIT" and we anticipate that we will continue to be a "pension-held REIT" following the issuance of securities offered by this prospectus. However, depending upon the type and amount of securities offered, we may cease to be a "pension-held REIT" following the issuance of securities so offered. Moreover, we may cease to be a "pension-held REIT" if one or more qualified trusts do not maintain their ownership of our stock at the levels described above.

        Since we expect to remain a "pension-held REIT", any qualified trust that holds more than 10% of the value of our stock at any time during the taxable year may be required to treat a portion of the dividends that it receives from us as "unrelated business taxable income" ("UBTI") if 5% or more of our gross income (less direct expenses) for our taxable year constitutes UBTI, computed as though we ourselves were a qualified trust. In order to avoid realizing UBTI, we must satisfy a number of complicated requirements, and our compliance with those requirements may constrain the manner in which we are able to conduct our business. In particular, compliance with those requirements may cause us to take actions that we might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to us and to our other shareholders but that might cause certain of our tax-exempt shareholders to realize UBTI.

        We believe that we have satisfied the general requirements described above with respect to each taxable year beginning with our initial taxable year ended December 31, 1999. In addition, our articles include restrictions regarding the transfer of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (vi) and (vii) above. We intend to continue to comply with the requirement that we ascertain, and maintain records that disclose, the actual ownership of our shares. Although a failure to ascertain, or to maintain records that disclose, the actual ownership of our shares would not cause our disqualification as a REIT, a monetary fine may result.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We have not had a non-REIT taxable year and we have not acquired any earnings and profits from any other corporation from a non-REIT year.

Qualified REIT Subsidiaries

        We currently have [ten] qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of each of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. Our qualified REIT subsidiaries will therefore not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

        We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

Partnerships and Disregarded Entities

        We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest", however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

        Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

  •
  First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

  •
  Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property". Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

  •
  Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

  •
  Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

        We have not charged, and we do not anticipate charging, rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We have not received, and we do not anticipate receiving, a material amount of rents from any tenants that are related parties as described above. We have not received, and we do not anticipate receiving, rent attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to that property.

        We have provided, and will continue to provide, various services with respect to our properties, either directly or through one or more of our qualified REIT subsidiaries, Partnership Entities or Disregarded Entities, none of which is an "independent contractor" or a taxable REIT subsidiary. However, based upon our experience in the commercial markets in which our properties are located, we believe that all of those services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy so that the provision of the services will not jeopardize the qualification of rent from our properties as "rents from real property." If we were at any time to offer any services that are not considered to be "usual and customary," we intend to establish a taxable REIT subsidiary or to employ an adequately compensated independent contractor for that purpose.

Asset Tests

        To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

  •
  at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

  •
  not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

  •
  of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

        Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "—Taxation of the Company—General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to shareholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income", as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

        We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income". In this regard, we expect that as a result of our direct and indirect control of the Partnership Entities and Disregarded Entities through which we hold our properties, we will have the power to cause those entities to make distributions to us. It is possible, however, that, from time to time, we (and the Partnership Entities and Disregarded Entities through which we hold our properties) may not have sufficient cash or other liquid assets to meet these distribution requirements due to, among other reasons, timing differences between the actual receipt of income and the actual realization of deductible expenses taken into account in computing our "real estate investment trust taxable income," or our obligation to repay principal or to pay other amounts not currently deductible in full on our outstanding indebtedness. In the event that those circumstances do occur, we may, or we may cause one or more of our Partnership Entities or Disregarded Entities to, arrange for short-term, or possibly long-term, borrowings in order to obtain sufficient cash so that we are able to satisfy these distribution requirements. There can be no assurance that we will be able to arrange, or to cause one or more of our Partnership Entities or Disregarded Entities to arrange, for those borrowings.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of our current and accumulated earnings and profits, distributions to our stockholders will be taxable as dividends. Subject to limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction" in respect of those dividends. In addition, dividends that we pay to non-corporate distributees may be subject to federal income taxation at reduced rates to the extent those dividends constitute "qualified dividend income" within the meaning of the Code. Our failure to qualify as a REIT could substantially reduce the cash available to service our indebtedness and for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

Other Tax Considerations

State, Local and Non-U.S. Taxes

        We may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we transact business. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

        We may sell our securities domestically or abroad, through underwriters, dealers or agents, or directly, or through any combination of those methods. The applicable prospectus supplement will describe the terms of the offering that it applies to, including the names of any underwriters, dealers or agents, the purchase price for our securities, and the proceeds we expect to receive. It will also include any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers, and a list of any securities exchanges on which the securities offered may be listed.

        If we use underwriters in any sale, our securities will be purchased by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters with respect to a particular underwritten offering will be named in the applicable prospectus supplement relating to that offering. If an underwriting syndicate is used, the managing underwriter or underwriters will be disclosed on the cover of the applicable prospectus supplement. Generally, the obligations of the underwriters or agents to purchase the securities that we offer will be subject to conditions precedent, and the underwriters will have to purchase all of the offered securities if any are purchased. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        If we use dealers to sell our securities, we will sell our securities to the dealers as principals. The dealers may then resell our securities to the public at varying prices that they determine at the time of resale. We will disclose the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

        We may sell the securities through agents that we designate from time to time at fixed prices that may be changed, or at varying prices determined at the time of sale. We will name any agent involved in the offer or sale of our securities and specify any commissions that we will pay them. Unless otherwise specified in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters or agents may be paid by us or by purchasers of our securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of our securities may all be deemed to be underwriters, and any discounts or commissions that they receive, as well as profit they receive on the resale of our securities, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

        A prospectus supplement may indicate that we will authorize agents, underwriters or dealers to solicit from specified types of institutions offers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts permitting payment and delivery on a specified future date. The prospectus supplement will describe conditions of any delayed delivery contracts, as well as the commission we will pay for solicitation of these contracts.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        In order to facilitate the offering of our securities, any underwriters or agents involved in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities, or other securities that affect payments on our securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position for their own account. In addition, to cover overallotments or to stabilize the price of our securities, or other securities that affect payments on our securities, the underwriters or agents may bid for and purchase the securities in the open market. In any offering of our securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or dealer for distributing our securities if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.

        Agents, dealers and underwriters may be entitled to be indemnified by us against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make.

        Any underwriters, dealers or agents that we use, as well as their affiliates, may be customers of the Company, or may engage in transactions with us or perform services for us in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland.

        Certain federal income tax matters will be passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Heritage as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 and related financial statement schedule as of December 31, 2002, and the Combined Historical Summaries of Gross Income and Direct Operating Expenses of The Pioneer Properties Acquired in 2002 for the year ended December 31, 2001 and of The Trademark Properties Acquired in 2003 for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

Prospectus

Heritage Property Investment Trust, Inc.
5,310,556 Shares
Common Stock

        We are a fully integrated, self-administered and self-managed real estate investment trust, or "REIT," and one of the nation's largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States.

        This prospectus covers the sale of our common stock by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See "Plan of Distribution."

        In connection with our formation in July 1999, The Prudential Insurance Company of America made an equity investment in us. In addition, in October 2000, The Prudential Insurance Company of America made a second equity investment in us. In each case, as consideration for these equity investments, we issued unregistered shares of our common stock to The Prudential Insurance Company of America. We also granted to The Prudential Insurance Company of America contractual registration rights that obligate us to register these shares for resale.

        Investing in our securities involves risks. You should carefully read the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated herein by reference. See "Risk Factors."

        The registration statement of which this prospectus is a part is being filed pursuant to our contractual obligations.

        Our common stock is listed on The New York Stock Exchange under the symbol "HTG". On November 13, 2003, the last reported sale price of our common stock on the New York Stock Exchange was $29.18.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2003

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Heritage, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

        We also make available free of charge on or through our Internet website (http://www.heritagerealty.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "registration statement"), of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of our common stock covered by this registration statement. This prospectus does not contain all of the information set forth in the registration statement, some portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein, as to the contents of any contract or other document are not necessarily complete, and in each instance we make reference to the copy of that contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by this reference and the exhibits and schedules thereto. For further information regarding us and the shares of our common stock, we refer you to the registration statement and the exhibits and schedules which may be obtained from the Commission.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference into this prospectus:

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed with the SEC on March 28, 2003;

  •
  our Current Reports on Form 8-K filed on January 17, 2003, February 10, 2003, April 9, 2003, May 12, 2003, June 17, 2003, August 4, 2003, September 23, 2003, October 7, 2003, October 22, 2003, November 3, 2003 and November 13, 2003; and

  •
  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to:

    Investor Relations
    Heritage Property Investment Trust, Inc.
    535 Boylston Street
    Boston, Massachusetts 02116
    (617) 247-2200

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information we are incorporating by reference into it contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of our shopping centers, including our tenants, real estate conditions, current and future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the SEC.

        Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing those forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

        We are a fully integrated, self-administered and self-managed real estate investment trust, or "REIT", and one of the nation's largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of June 30, 2003, we had a shopping center portfolio consisting of 155 shopping centers, located in 27 states and totaling approximately 31.5 million square feet of total gross leasable area, of which approximately 26.5 million square feet is company-owned gross leasable area. Our shopping center portfolio was approximately 92.0% leased as of June 30, 2003.

        We are headquartered in Boston, Massachusetts and have 15 regional offices located in the Eastern and Midwestern United States. As of June 30, 2003, we also owned four office buildings.

        Our business strategy has been, and will continue to be, to generate stable and increasing cash flow and asset value by acquiring and managing a portfolio of real estate properties located in attractive markets with strong economic and demographic characteristics. Our business strategy consists of the following elements:

  •
  Building and leveraging our long-term tenant relationships. An important priority in managing our business is establishing and developing strong, lasting relationships with our tenants. We believe that we have been successful in consistently meeting or exceeding the expectations and demands of our tenants. Over the years, this strategy has allowed us to forge mutually beneficial business relationships, enabling our tenants, through our broad geographic focus and contacts, to enter new markets and leverage opportunities to increase their presence in and across markets. We intend to continue to leverage our existing tenant relationships as we grow and expand our business.

  •
  Maximizing cash flow from our properties by continuing to enhance the operating performance of each property. We manage our properties through a centralized property management and leasing program, which enables us to achieve operating, marketing and leasing efficiencies. We aggressively lease currently available space and space that becomes available, both to existing and new tenants.

  •
  Targeting redevelopment and expansion projects that we believe will generate substantial returns. We seek to leverage our operating and redevelopment capabilities to capitalize on prospects within our existing portfolio. In particular, we are currently exploring opportunities to expand our existing centers, to reposition our tenant mix and, where appropriate, to lease parcels on our properties with minimal incremental cost.

  •
  Increasing the number of anchor tenants to enhance the consumer traffic at our neighborhood and community shopping centers. We believe that securing multiple anchors at a property enhances the attractiveness of the center by increasing consumer traffic, which enhances the performance of our non-anchor tenants within the remaining available space of a center. We believe that there are additional opportunities to increase the number of anchor tenants at some of the existing properties in our portfolio.

  •
  Pursuing opportunities to acquire primarily grocer-anchored neighborhood and community shopping centers. We utilize our knowledge of key markets to pursue opportunistic acquisitions of primarily grocer-anchored shopping centers with a multi-anchored focus. Our acquisition activities are focused primarily in the 27 states in which we currently operate in the Eastern and Midwestern United States. We seek properties at attractive investment yields with potential growth in cash flow that can benefit from our hands-on management, that may require repositioning or redevelopment, and are consistent in terms of quality, demographics and location with our existing portfolio. Our senior management team has developed long-standing relationships with institutional and other owners and operators of shopping center properties that have enhanced our ability to identify and capitalize on acquisition opportunities.

        At June 30, 2003, we had 131 total employees. Our employees include 27 leasing and support personnel, 50 property management and support personnel, 9 legal and support personnel, and 45 corporate management and support personnel.

RISK FACTORS

        In addition to the other information contained or incorporated by reference in this prospectus (including the information contained in our Annual Report on Form 10-K under the heading "Risk Factors"), prospective investors should carefully consider the following factors before investing in the securities offered hereby.

  The future sale of shares covered by this prospectus may have an adverse effect on our stock price.

        We cannot predict the effect that future sales of shares of our common stock covered by this prospectus will have on the market price of our common stock. We have agreed to register the shares offered by this prospectus under contractual obligations. The market price of our common stock could decline as a result of sales of these shares in the market or the perception that these sales could occur. This could also make it more difficult for us to raise funds through future offerings of our common stock.

USE OF PROCEEDS

        We are filing the registration statement of which this prospectus is a part under our contractual obligation to the holders named in the section entitled "Selling Stockholders." We will not receive any of the proceeds from the resale of these shares by the selling stockholders.

DESCRIPTION OF OUR CAPITAL STOCK

General

        We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law, or "MGCL," our charter, or our "articles," and our bylaws. The following summary of the material provisions of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our articles and bylaws, copies of which are on file with the SEC.

Authorized Stock

        Our articles provide that we may issue up to 200,000,000 shares of voting common stock, par value $.001 per share, and 50,000,0000 shares of preferred stock, par value $.001 per share. On October 31, 2003, the Company had 42,120,263 shares of common stock outstanding and no shares of preferred stock outstanding

        Under Maryland law, a stockholder is not personally liable for our obligations solely as a result of his or her status as a stockholder. Our articles provide that no stockholder will be liable for any of our debts or obligations by reason of being a stockholder nor will any stockholder face any personal liability in tort, contract or otherwise to any person that relates to our property or affairs by reason of being a stockholder. Our articles further provide that we will have the power to indemnify each present or former stockholder against any claim or liability to which the stockholder may become subject by reason of being or having been a stockholder and to reimburse each stockholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where stockholder liability is not so negated, claims for taxes and some statutory liability, stockholders may, in some jurisdictions, be personally liable to the extent that those claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider to be adequate, any risk of personal liability to stockholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy claims against us or our stockholders.

Common Stock

        The following description of our common stock sets forth certain general terms and provisions of the common stock to which this prospectus relates. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles, our bylaws and the MGCL.

        Subject to the preferential rights of any other class or series of shares of stock, holders of shares of our common stock are entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities.

        Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that directors then standing for election will be elected by a plurality of all votes cast. Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities other than as set forth in our amended stockholders agreement with respect to Net Realty Holding Trust, our largest stockholder. The common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

        The transfer agent and registrar for our common stock is LaSalle National Bank.

Restrictions on Ownership

        For us to remain qualified as a REIT under the Internal Revenue Code of 1986, as amended, or the "Code", not more than 50% of the value of the outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals, as defined in the Code, during the last half of a taxable year and our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. To satisfy these ownership requirements and other requirements for qualification as a REIT, our articles contain provisions restricting the ownership or acquisition of shares of our capital stock.

        The ownership limit provisions provide that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the ownership limit, which is equal to 9.8% of the number of shares or value, whichever is more restrictive, of our common stock and preferred stock, respectively. The attribution rules are complex and may cause stock owned directly or indirectly by a group of related individuals and/or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 9.8% (by value or number of shares, whichever is more restrictive) of each class of our outstanding stock, or the acquisition of an interest in an entity which owns our stock, by an individual or entity could cause that individual or entity to constructively own in excess of 9.8% of our outstanding stock, and thus subject that stock to the ownership limit.

        Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our board is presented that the ownership will not then or in the future jeopardize our status as a REIT. As a condition to the waiver, our board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status. If, in the opinion of our board, any proposed transfer of shares of our stock may jeopardize our qualification as a REIT, our board has the right to refuse to permit the transfer of that stock.

        A transfer of our common stock or other event that results in a person owning shares in excess of the ownership limit will result in those shares of our stock beneficially or constructively owned by that person that are in excess of the ownership limit being automatically transferred to a trust, the beneficiary of which will be a qualified charitable organization that we select. The intended transferee will not be entitled to vote these shares and will not receive any dividends declared on these shares. Within 20 days after receiving notice from us of the transfer of the shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own the shares without violating the ownership limit. The trustee, upon a sale of these shares, would then distribute to the intended transferee an amount equal to the lesser of the price paid by that intended transferee (or, in some circumstances, the market value of those shares) or the sale proceeds received by the trust. In addition, assuming that these excess shares had not yet been sold by the trustee, we would have the right, for a period of 120 days beginning on the date described below, to purchase all or any portion of the excess shares from the trust at a price equal to the lesser of the price paid for the stock by the intended transferee (or, in some circumstances, the market value of those shares) and the closing market price for the common stock on the date we exercise our option to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our board determines that a violative transfer has occurred if no notice is provided.

        The affirmative vote of the holders of at least two-thirds of the shares of our voting stock is required to alter, amend, adopt any provision inconsistent with or repeal the ownership limit provision. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of the REIT without the approval of our board.

        All certificates representing shares of stock will bear a legend referring to the restrictions described above.

        All persons who own at least a specified percentage of our stock must file an affidavit with us containing information regarding their ownership of stock, as set forth in the United States Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5%, depending on the number of record holders of stock. In addition, each stockholder will upon demand be required to disclose to us in writing that information with respect to the direct, indirect and constructive ownership of shares as our board deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a general discussion of material United States federal income tax considerations relevant to investors in our securities. This discussion is based upon the Code, the Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings of the Internal Revenue Service, or the IRS, now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect. This summary does not purport to be a complete analysis of all the potential tax considerations relating to our qualification and taxation as a REIT, or to the acquisition, ownership, and disposition of our securities. In particular, this discussion does not address any aspect of state, local or non-U.S. tax law, or any aspect of United States non-income tax law.

        Except as specifically discussed below with respect to non-U.S. Stockholders, this summary applies only to U.S. Stockholders who hold our securities as a "capital asset" (within the meaning of Section 1221 of the Code). For purposes of this summary, a U.S. Stockholder is:

  •
  a citizen or individual resident (as defined in Section 7701(b) of the Code) of the United States;

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  a corporation (including any entity treated as a corporation for United States federal income tax purposes) formed under the laws of the United States or any political subdivision of the United States;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if a United States court is able to exercise primary supervision over the administration of that trust and if one or more United States persons has the authority to control all substantial decisions with respect to that trust.

        Persons other than U.S. Stockholders, referred to below as Non-U.S. Stockholders, are subject to special United States federal income tax considerations, some of which are discussed below.

        This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of that investor's individual circumstances. In addition, this discussion does not address the federal income tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, REITs, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that have a functional currency other than the United States dollar, persons holding our securities in a tax deferred or tax advantaged account, persons who are partners, shareholders or beneficiaries of an entity that holds our securities, persons who are former United States citizens or long-term residents subject to taxation as expatriates, persons who acquire our securities as compensation for the performance of services, persons that are subject to the alternative minimum tax, persons holding our securities as part of a hedging transaction, a straddle or a conversion transaction, persons having entered into a "constructive ownership transaction" (as defined in the Code) with respect to our securities, persons deemed to sell our securities under the constructive sale provisions of the Code, Non-U.S. Stockholders (except to the extent specifically described below), and tax-exempt organizations (except to the extent specifically described below).

        We have not sought, nor will we seek, any ruling from the IRS (other than the ruling described under the caption "—Taxation of Tax-Exempt U.S. Stockholders", below) with respect to the statements made and the conclusions reached in the following summary. Accordingly, there can be no assurance that the IRS will not challenge those statements and conclusions or that a court will not sustain that challenge.

        Prospective investors considering the purchase of our securities should consult their tax advisors as to the consequences of the purchase, ownership and disposition of our securities, as to the application of the United States federal income tax laws to their particular situations, and as to any tax consequences arising under United States non-income tax laws, under the laws of any state, local, or non-U.S. taxing jurisdiction, and under any applicable tax treaty.

Taxation of the Company

General

        We have elected to be treated as a REIT under Sections 856 through 860 of the Code, commencing with our initial taxable year, which ended December 31, 1999. We believe that we have been organized and have operated in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to continue to operate in such a manner. No assurance, however, can be given that we have operated, or that we will continue to operate, in a manner so as to qualify or remain qualified as a REIT. Qualification and treatment as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See "—Failure to Qualify", below.

        So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation by a U.S. stockholder. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

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  we will be taxed at regular corporate rates on any undistributed "real estate investment trust taxable income," including our undistributed net capital gains;

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  under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference, if any;

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  if we have (A) net income from the sale or other disposition of "foreclosure property" (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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  if we have net income from "prohibited transactions" (which are, in general, some sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

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  if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 90% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

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  if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

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  if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of that asset during the 10-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then, unless the transferor makes certain elections, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the "Built-In Gain"), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the "Built-In Gain Rule"); and

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  we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of "rents from real property" we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

General Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and—

  (i)
  is managed by one or more trustees or directors;

  (ii)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (iii)
  would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

  (iv)
  is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (v)
  has the calendar year as its taxable year;

  (vi)
  the beneficial ownership of which is held by 100 or more persons;

  (vii)
  at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various "look-through" rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

  (viii)
  that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

        The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (in our case, our initial taxable year, which ended December 31, 1999). Since we elected to be treated as a REIT for our initial taxable year, which ended December 31, 1999, these conditions currently apply to us and will apply to us in the future.

        The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust's beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. We would not have been, nor would we currently be, able to qualify as a REIT without the benefit of this "look-through" rule for qualified trusts, since our largest stockholder is a qualified trust that owned more than 50% (by value) of our stock from the time of our formation until our initial public offering in 2002, and has owned more than 40% (by value) of our stock since our initial public offering.

        A REIT will be considered to be a "pension-held REIT" if (i) it would not qualify as a REIT without the benefit of this "look-through" rule, and (ii) it is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if (i) one qualified trust holds more than 25% of the value of the REIT's stock, or (ii) one or more qualified trusts, each of whom holds more than 10% of the value of the REIT's stock, together hold more than 50% of the value of the REIT's stock. Applying this standard, we believe that we are currently a "pension-held REIT" and we anticipate that we will continue to be a "pension-held REIT" following the resale of our common stock offered by this prospectus. However, we will cease to be a "pension-held REIT" if one or more qualified trusts do not maintain their ownership of our stock at the levels described above.

        As discussed in greater detail below, since we anticipate that we will continue to be a "pension-held REIT", any qualified trust that holds more than 10% of the value of our stock at any time during the taxable year may be required to treat a portion of the dividends that it receives from us as "unrelated business taxable income" ("UBTI") if 5% or more of our gross income (less direct expenses) for our taxable year constitutes UBTI, computed as though we ourselves were a qualified trust. In order to avoid realizing UBTI, we must satisfy a number of complicated requirements, and our compliance with those requirements may constrain the manner in which we are able to conduct our business. In particular, compliance with those requirements may cause us to take actions that we might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to us and to our other shareholders but that might cause certain of our tax-exempt shareholders to realize UBTI.

        We believe that we have satisfied the general requirements described above with respect to each taxable year beginning with our initial taxable year ended December 31, 1999. In addition, our articles include restrictions regarding the transfer of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (vi) and (vii) above. We intend to continue to comply with the requirement that we ascertain, and maintain records that disclose, the actual ownership of our shares. Although a failure to ascertain, or to maintain records that disclose, the actual ownership of our shares would not cause our disqualification as a REIT, a monetary fine may result.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We have not had a non-REIT taxable year and we have not acquired any earnings and profits from any other corporation from a non-REIT year.

Qualified REIT Subsidiaries

        We currently have ten qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of each of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. Our qualified REIT subsidiaries will therefore not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

        We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of taxable REIT subsidiaries may not represent more than 20% of the total value of our assets. We currently have no taxable REIT subsidiaries.

Partnerships and Disregarded Entities

        We currently hold our properties indirectly through entities (i) that are organized as general or limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as general or limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership's assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below.

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from "prohibited transactions,"

described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including "rents from real property" (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of temporary investments. Second, at least 95% of our gross income (excluding gross income from "prohibited transactions," described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest", however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

        Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income tests described above only if several conditions are met:

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  First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT's "rents from real property" may include amounts based on a fixed percentage or percentages of a tenant's gross receipts or sales.

  •
  Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as "rents from real property," application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee's rents not qualifying as "rents from real property". Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code's attribution rules.

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  Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as "rents from real property." Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as "rents from real property" for this purpose.

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  Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as "rents from real property" for this purpose. However, in order for rents received with respect to a property and these charges to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

        We have not charged, and we do not anticipate charging, rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We have not received, and we do not anticipate receiving, a material amount of rents from any tenants that are related parties as described above. We have not received, and we do not anticipate receiving, rent attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to that property.

        We have provided, and will continue to provide, various services with respect to our properties, either directly or through one or more of our qualified REIT subsidiaries, Partnership Entities or Disregarded Entities, none of which is an "independent contractor" or a taxable REIT subsidiary. However, based upon our experience in the commercial markets in which our properties are located, we believe that all of those services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy so that the provision of the services will not jeopardize the qualification of rent from our properties as "rents from real property." If we were at any time to offer any services that are not considered to be "usual and customary," we intend to establish a taxable REIT subsidiary or to employ an adequately compensated independent contractor for that purpose.

Asset Tests

        To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

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  at least 75% of the value of our total assets must be represented by "real estate assets" as defined in the Code, cash, cash items and government securities. For these purposes, a REIT's "real estate assets" include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

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  not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

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  of the investments that do not qualify for purposes of the first test described above, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer's outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

        Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code's REIT provisions) and either (i) the issuer is an individual,

(ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our "real estate investment trust taxable income" (computed without regard to the dividends paid deduction and by excluding the amount of the REIT's net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see "—Taxation of the Company—General," above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to shareholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our "real estate investment trust taxable income", as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

        We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

        We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our "real estate investment trust taxable income". In this regard, we expect that as a result of our direct and indirect control of the Partnership Entities and Disregarded Entities through which we hold our properties, we will have the power to cause those entities to make distributions to us. It is possible, however, that, from time to time, we (and the Partnership Entities and Disregarded Entities through which we hold our properties) may not have sufficient cash or other liquid assets to meet these distribution requirements due to, among other reasons, timing differences between the actual receipt of income and the actual realization of deductible expenses taken into account in computing our "real estate investment trust taxable income,"

or our obligation to repay principal or to pay other amounts not currently deductible in full on our outstanding indebtedness. In the event that those circumstances do occur, we may, or we may cause one or more of our Partnership Entities or Disregarded Entities to, arrange for short-term, or possibly long-term, borrowings in order to obtain sufficient cash so that we are able to satisfy these distribution requirements. There can be no assurance that we will be able to arrange, or to cause one or more of our Partnership Entities or Disregarded Entities to arrange, for those borrowings.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Under those circumstances, to the extent of our current and accumulated earnings and profits, distributions to our stockholders will be taxable as dividends. Subject to limitations imposed by the Code, corporate distributees may be eligible for the "dividends received deduction" in respect of those dividends. In addition, dividends that we pay to non-corporate distributees may be subject to federal income taxation at reduced rates to the extent those dividends constitute "qualified dividend income" within the meaning of the Code. Our failure to qualify as a REIT could substantially reduce the cash available to service our indebtedness and for distributions to stockholders. Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

Taxation of Taxable U.S. Stockholders

General

        As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders will constitute dividends to the extent those distributions are made out of our current or accumulated earnings and profits or are otherwise treated by us as a dividend. Dividends that we pay (other than those designated as capital gain dividends, which are discussed below) will generally be taxable as ordinary income. However, dividends that we pay to non-corporate stockholders may be subject to federal income taxation at reduced rates to the extent those dividends are derived from, and designated by us as, "qualified dividend income". For this purpose, "qualified dividend income" generally includes dividends, if any, we receive from U.S. corporations, "qualified foreign corporations", and certain other foreign corporations as well as certain income that is subject to tax at the REIT level (to the extent that income exceeds the REIT-level tax imposed on it). No dividends received deduction will be allowed with respect to our dividend distributions.

        Distributions that we designate as capital gain dividends will be taxed as long-term gains from the sale or exchange of a capital asset (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. In the event we designate any portion of a dividend as a capital gain dividend, a stockholder's share of that capital gain dividend will be an amount which bears the same ratio to the total amount of dividends paid to that stockholder for the taxable year as the total amount of capital gain dividends bears to the total amount of all dividends paid on all classes of stock for that taxable year. However, corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. We may elect to retain and pay income tax on any net long-term capital gain, in which case our U.S. Stockholders would include in their income as long-term capital gain their proportionate share of that undistributed net long-term capital gain. A U.S. Stockholder would also receive a refundable tax credit for its proportionate share of the tax paid by us on any retained net long-term capital gains and an increase in its basis in our stock in an amount equal to the difference between the undistributed net long-term capital gains and the amount of tax paid by us. See "—Capital Gains and Losses," below. If we should elect to retain any net long-term capital gains in this fashion, we will notify each U.S. Stockholder of the relevant tax information within 60 days after the close of the applicable taxable year.

        Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of that stockholder's stock, but rather will reduce the adjusted basis of that stock. To the extent that those distributions exceed the adjusted basis of a stockholder's stock, they will be treated as a capital gain realized from the taxable disposition of those shares and will be included in income as short-term or long-term capital gain, depending on the length of time those shares have been held. In addition, as previously noted, any dividend declared by us in October, November or December of any year and payable to a stockholder of record on a specific date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that the dividend is actually paid by us during January of the following calendar year.

        U.S. Stockholders may not include any of our net operating losses or capital losses in their individual income tax returns. Instead, we will carry those losses forward for potential offset against future income, subject to some limitations. Our distributions and gain realized by stockholders from the sale or exchange of shares of our common stock will not be treated as passive activity income, and, as a result, U.S. Stockholders that are individuals, estates, trusts, personal service corporations, or closely held C corporations generally will not be able to apply any "passive losses" against that income and gain.

        U.S. Stockholders other than corporations who borrow funds to finance their acquisition of our common stock may be limited in the amount of deductions allowed for the interest paid on the indebtedness so incurred. Interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor's net investment income. Our ordinary dividend distributions generally will be treated as investment income for this purpose. Capital gain dividends, capital gains realized by a stockholder from the disposition of shares of our common stock (including distributions treated as such), and distributions to a non-corporate stockholder that would otherwise constitute "qualified dividend income", however, will be treated as investment income only if the stockholder so elects, in which case those amounts will be taxed at ordinary income rates. Distributions treated as a nontaxable return of the U.S. Stockholder's investment in our common stock and that reduce the U.S. Stockholder's basis in our common stock will not enter into the computation of net investment income. We will notify stockholders after the close of our taxable year as to the portions of distributions attributable to that year that constitute ordinary dividend income, return of capital and capital gain.

Capital Gains and Losses

        In general, a U.S. Stockholder will recognize capital gain or loss on the taxable sale or exchange of shares of our common stock in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received in that sale or exchange, and (ii) the stockholder's adjusted basis in the shares of our common stock sold or exchanged. That gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held those shares for more than one year and long-term capital gain or loss if the stockholder has held those shares for more than one year. In general, loss realized upon a sale or exchange of shares of our common stock by a stockholder who has held the common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions received from us required to be treated by that stockholder as long-term capital gain and allocations to the shareholder of our undistributed long-term capital gains. Any loss realized upon a disposition of shares may also be disallowed under the rules relating to wash sales.

        The maximum marginal ordinary income tax rate applicable to individuals, estates and trusts is currently 35%. Except as described below, the maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than one year is currently 15%. For individuals, trusts and estates who are subject to a marginal tax rate of 15% or less, the rate on net capital gains from the sale or exchange of capital assets held for more than one year is currently 5% (0% of taxable years beginning after December 31, 2007 and before January 1, 2009). The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to the sale of depreciable real property held for more than one year is currently 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to the property. The maximum rate applicable to individuals, estates and trusts for net capital gains attributable to "collectibles gain" and "section 1202 gain" (as those terms are defined in the Code) is currently 28%. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of gross income as either capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at regular corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

        IRS Notice 97-64 provides temporary guidance with respect to the taxation of distributions by REITs that are designated as capital gain dividends. According to Notice 97-64, forthcoming temporary Treasury Regulations will provide that capital gains allocated to a stockholder by us may be designated as a 15% rate gain distribution, a 25% rate gain distribution, or a 28% rate gain distribution. Unless we specifically designate otherwise, a distribution designated as a capital gain dividend is presumed to be a 28% rate gain distribution. If we elect to retain any net long-term capital gain, as discussed above, the undistributed net long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64. Furthermore, Notice 97-64 provides that our designations of capital gain dividends will only be effective to the extent that the distributions with respect to our different classes of stock are composed proportionately of ordinary dividends and capital gain dividends.

Information Reporting and Backup Withholding

        A U.S. Stockholder may be subject to "backup withholding" with respect to certain "reportable payments", including dividend payments and, under certain circumstances, proceeds from the sale or other disposition of our common stock. The backup withholding rate is currently 28%. Backup withholding generally will not apply, however, to a U.S. Stockholder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding, such as a corporation. Generally, a U.S. Stockholder will provide this information on Form W-9. In addition, we may be required to withhold a portion of capital gain distributions made to any U.S. Stockholders who fail to certify their non-foreign status to us. See "—Taxation of Non-U.S. Stockholders", below. Any amounts withheld under the foregoing rules will be creditable against the U.S. Stockholder's federal income tax liability provided that the proper information is timely furnished to the IRS. We will report to U.S. Stockholders and to the IRS the amount of any "reportable payments" we make each calendar year and the amount of tax we withhold, if any, with respect to such payments.

Taxation of Tax-Exempt U.S. Stockholders

General

        U.S. Stockholders otherwise exempt from United States federal income taxation are nevertheless taxable on their unrelated business taxable income, or UBTI to the extent that UBTI from all sources exceeds $1,000 in any taxable year. Dividends (including REIT distributions treated as dividends) and gains realized from the sale or disposition of stock (other than stock held as inventory, stock held primarily for sale to customers in the ordinary course of business, or stock otherwise used in an unrelated trade or business) are generally not treated as UBTI. However, dividends and gains that would otherwise be exempt will, with limited exceptions, be included in UBTI to the extent that the property generating that income is subject to "acquisition indebtedness" (i.e., indebtedness that would not have been incurred but for the acquisition or improvement of the property). Thus, a portion of the dividends received and gains realized by a tax-exempt investor with respect to our common stock may be treated as UBTI if the tax-exempt investor incurs indebtedness to purchase or carry our shares or if the tax-exempt investor holds the shares for sale to customers or as inventory, or otherwise uses the shares in an unrelated trade or business. In addition, as discussed below, since we anticipate that we will continue to be a "pension-held REIT," a portion of the dividends received by a "qualified trust" (as defined above) that holds more than 10% of the value of our common stock may be treated as UBTI in that qualified trust's hands.

Our Status as a "Pension-Held REIT"

        As described above under "—Taxation of the Company—General Requirements for Qualification," we believe that we are currently a "pension-held REIT" and we anticipate that we will continue to be a "pension-held REIT" following the resale of our common stock offered by this prospectus.

        Since we anticipate that we will continue to be a "pension-held REIT", any qualified trust that holds more than 10% of the value of our stock at any time during the taxable year may be required to treat a portion of the dividends that it receives from us as UBTI. Generally, the amount of UBTI that a qualified trust shareholder must include in its gross income equals the aggregate amount of dividends paid or treated as paid to the qualified trust shareholder by us with respect to our taxable year multiplied by a fraction, (i) the numerator of which equals the gross income (less direct expenses) that we realize with respect to our taxable year from unrelated trades or businesses, computed as though we ourselves were a qualified trust, and (ii) the denominator of which equals the total amount of gross income (less direct expenses) we realize with respect to our taxable year.

        A qualified trust shareholder is not, however, required to include any UBTI in respect of dividends paid by us in its gross income unless at least 5% of our gross income (less direct expenses) for our taxable year constitutes UBTI, computed as though we ourselves were a qualified trust. We expect that less than 5% of our gross income (less direct expenses) for each taxable year will constitute UBTI. However, we cannot assure you that this will be the case. Moreover, in order to avoid realizing UBTI, we must satisfy a number of complicated requirements, summarized below. We cannot assure you that we will always be able to satisfy those requirements, and our compliance with those requirements may constrain the manner in which we are able to conduct our business.

Constraints Related to Our Status as a "Pension-Held REIT"

        Generally, rents from real property and gains from the sale of real property (other than property held primarily for sale to customers in the ordinary course of business or as inventory) are excluded from the definition of UBTI. However, if real property is subject to "acquisition indebtedness" during a taxable year, all or a portion of the rents from the real property and the gains derived from the sale of the real property during that taxable year will constitute UBTI. Indebtedness that we incur to acquire or improve real property will be treated as acquisition indebtedness for this purpose unless we satisfy the series of requirements described in the following paragraphs. We have incurred, and we expect to continue to incur, indebtedness to acquire or improve our properties. Thus, unless we satisfy these requirements, a portion of our gross income will constitute UBTI:

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  The price that we pay for the acquisition or improvement must be a fixed amount determined as of the date of the acquisition or improvement. For example, the price of a building that we acquire in a debt-financed transaction cannot include an earnout provision based on the amount of rental income derived from the building during a period following the acquisition. Price adjustments attributable to customary closing adjustments (e.g., the proration of property taxes) and price adjustments, in an amount fixed in the contract, that depend on the resolution of limited external contingencies (e.g., zoning approvals, title clearances, or the removal of easements) do not violate this restriction. This restriction does not apply to a limited category of sales by some financial institutions.

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  The amount of indebtedness that we incur to acquire or improve real property, or the amount or timing of any payments payable with respect to that indebtedness, cannot depend, in whole or in part, on the revenue, income or profits derived from that real property. For example, interest payments cannot be deferred to match the timing of cash flows received from a leveraged property, nor may the amount of interest payable on the indebtedness be contingent on revenue derived from the property. This restriction does not apply to a limited category of sales by some financial institutions.

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  Real property that we acquire in a leveraged acquisition cannot at any time be leased back to the seller or a related party to the seller (determined under specific rules in the Code). This general restriction does not apply to leases on commercially reasonable terms of 25% or less of the leasable floor space of the building or complex of buildings.

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  We cannot acquire real property from, or lease the property at any time to, persons that bear certain relationships to us or to our qualified trust investors. This restriction does not apply to leases on commercially reasonable terms of 25% or less of the leasable floor space of the building or complex of buildings.

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  Any financing for the acquisition or improvement of real property from the seller of the real property, a related party to the seller (determined under specific rules in the Code), or persons that bear certain relationships to us or to our qualified trust investors must be on commercially reasonable terms.

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  The tax allocations of any Partnership Entity through which we own debt-financed real estate generally must have "substantial economic effect" and generally must comply with the so-called fractions rule set forth in the Treasury Regulations. In general, the fractions rule provides that a "qualified organization" (which includes us, for this purpose) cannot have a percentage share of the Partnership Entity's overall partnership income for any partnership taxable year that is greater than that qualified organization's percentage share of overall partnership loss for the partnership taxable year in which the qualified organization partner's percentage share of overall partnership loss would be the smallest. The need to comply with the fractions rule may significantly constrain our ability to acquire interests in real property through joint ventures or other partnership arrangements.

        We believe that we have complied with the restrictions summarized above. However, there can be no assurance that we will always be able to comply with these restrictions. Moreover, compliance with these restrictions may cause us to take actions that we might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to us and to our other shareholders but that might cause certain of our tax-exempt shareholders to realize UBTI. We also believe that the tax allocations of each of our Partnership Entities comply with the "substantial economic effect" and "fractions rule" requirements discussed above, except where failure of a Partnership Entity to do so would cause us to realize only a de minimis amount of UBTI. However, there can be no assurance that this is, or that it will continue to be, the case.

        Because of certain ambiguities in the relevant Treasury Regulations, it is unclear whether certain transactions in which an unrelated third party would contribute real property to a Partnership Entity in exchange for a partnership interest in that Partnership Entity would cause that Partnership Entity to fail to comply with the fractions rule in the year of the transaction and in subsequent years. We have received a ruling from the IRS indicating that the contribution by an unrelated party of certain properties to one Partnership Entity through which we hold our properties in exchange for cash, limited partnership interests in the Partnership Entity, and the Partnership Entity's assumption of mortgage indebtedness will not cause the Partnership Entity to fail to so comply with the fractions rule. We may request similar rulings in connection with similar transactions that we may propose in the future. We cannot assure you that we would obtain any rulings. If we do not receive a favorable ruling, we may choose not to consummate transactions of this nature even though we believe those transactions may otherwise be advantageous to us and to our other shareholders, since doing so may cause certain of our tax-exempt shareholders to realize UBTI or we may restructure the transactions in a manner that may make consummation more difficult or unlikely.

Taxation of Non-U.S. Stockholders

General

        The rules governing the United States federal income taxation of the ownership and disposition of our common stock by Non-U.S. Stockholders are complex and this discussion does not purport to provide more than a summary of those rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in shares of our common stock, including any reporting requirements, as well as the tax treatment of such an investment under the laws of non-U.S. jurisdictions.

        In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of our common stock in the same manner as a U.S. Stockholder if the investment is "effectively connected" with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of our common stock that is (or is treated as) "effectively connected" with the conduct of a trade or business in the United States may also be subject to the "branch profits tax" imposed under the Code, which is payable in addition to the regular federal corporate income tax. The branch profits tax is imposed at a rate of 30%, subject to reduction in some cases by applicable income tax treaties. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of our common stock is not "effectively connected" with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of our common stock may be "effectively connected" with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences of that investment.

        Distributions that are not attributable to gain from sales or exchanges of United States real property interests and that are not designated by us as capital gains dividends will, to the extent that they are made out of our current or accumulated earnings and profits or are otherwise treated as dividends, ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate will be required to satisfy certain certification and other requirements; a Non-U.S. Stockholder ordinarily will provide that certification on Form W-8BEN. Distributions that we make in excess of our current and accumulated earnings and profits and that are not otherwise treated as dividends will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of the shares (but not below zero). However, distributions in excess of our current and accumulated earnings and profits will be subject to withholding at a rate of 10%. To the extent that the distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if such Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of shares, as described below.

        A distribution in excess of our current and accumulated earnings and profits may be subject to withholding at the 30% rate (or at a lower rate prescribed by an applicable treaty) if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current and accumulated earnings and profits. If it is subsequently determined that the distribution is, in fact, in excess of our current and accumulated earnings and profits and the distribution is not otherwise treated as a dividend, the Non-U.S. Stockholder may seek a refund from the IRS if the amount withheld exceeded the Non-U.S. Stockholder's federal income tax liability, if any, with respect to the distribution.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of United States real property interests will be taxed to a Non-U.S. Stockholder as if the gain were effectively connected with the Non-U.S. Stockholder's conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders, without regard as to whether such distributions are designated by us as capital gain dividends. Also, these distributions may be subject to a branch profits tax at a rate of up to 30% in the hands of a corporate Non-U.S. Stockholder. We are required to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. In addition, for purposes of this withholding rule, if we designate prior distributions as capital gain dividends, then subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends. The amount of any tax so withheld is creditable against the Non-U.S. Stockholder's federal income tax liability.

        Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be subject to United States federal income taxation so long as, at all times during a specified testing period, less than 50% of the value of our stock is held directly or indirectly by Non-U.S. Stockholders. Because our common stock is publicly traded, no assurance can be given that we meet this test. Even if we do meet this test, gain from the sale or exchange of our shares of stock nonetheless will be subject to a 30% tax if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States.

        If we do not meet the ownership test described in the preceding paragraph, whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of our common stock would be subject to federal income taxation will depend on whether our shares are regularly traded (as defined in applicable Treasury Regulations) on an established securities market (such as the New York Stock Exchange, on which our common stock is listed) and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of our common stock were to be subject to federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to the gain (subject to the possible application of the branch profits tax in the case of a corporate Non-U.S. Stockholder), and the purchaser of the common stock would be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding

        Non-U.S. Stockholders are generally exempt from information reporting and backup withholding, but may be required to provide a properly completed Form W-8BEN or otherwise comply with the applicable certification and identification procedures in order to prove their exemption. Any amount paid as backup withholding will be creditable against the Non-U.S. Stockholder's federal income tax liability.

Other Tax Considerations

State, Local and Non-U.S. Taxes

        We and our stockholders may be subject to taxation in various state, local or non-U.S. jurisdictions, including those in which we or they transact business or reside. State, local and non-U.S. taxation may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult with their own tax advisors regarding the effect of state, local and non-U.S. tax laws on any investment in our common stock.

Sunset of Tax Provisions

        Several aspects of the federal income tax law described above will apply for a limited period of time. These aspects include, among others, the treatment of qualified dividend income and certain of the current tax rates applicable to non-corporate stockholders described above. At certain points in the future, the current law will revert to the law as it was in effect prior to certain recent amendments. The impact of this reversion is not discussed herein. Consequently, prospective investors should consult their own tax advisors regarding the effect of the "sunset" of these provisions of federal income tax law on an investment in our common stock.

SELLING STOCKHOLDERS

        As described elsewhere in this prospectus, the "selling stockholders" are only the persons listed in the table below. The following table provides the name of and the number of shares owned by the selling stockholders and the number of shares which can be sold by the selling stockholders.

        The shares offered by this prospectus may be offered from time to time by the selling stockholders named below:

Name	Total Number of Shares Held(1)	Maximum Number of Shares Available for Sale Pursuant to this Prospectus(1)		Percentage of Outstanding Shares of Common Stock(3)
The Prudential Insurance Company of America	4,000,000	4,375,000	(2)	10.4%
PIM Foreign Investments, Inc.	935,556	935,556		2.2%

*
Less than 1%.

(1)
Based on information available to us as of October 31, 2003.

(2)
Includes warrants to purchase 375,000 shares of common stock.

(3)
Based on 42,120,263 shares of our common stock outstanding as of October 31, 2003.

PLAN OF DISTRIBUTION

        This prospectus relates to the offering from time to time by the selling stockholders of up to an aggregate of 5,310,556 shares. We are registering the offer and sale of these shares by the selling stockholders on behalf of the selling stockholders. Sales of these shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to these shares, through short sales of these shares, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve underwriters, brokers or dealers.

        The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

        The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, the selling stockholders have not entered into any agreement with a prospective underwriter and we cannot assure you that any such agreement will be entered into. If the selling stockholders enter into this type of an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

        The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to the securities for a specified period of time prior to the commencement of the distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

        The selling stockholders also may sell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

        Under agreements entered into with us, the selling stockholders may be indemnified by us against certain civil liabilities, including liabilities under the Securities Act. Underwriter commissions, brokerage commissions and similar selling expenses, if any, attributable to the sale of these shares will be borne by the selling stockholders.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland.

        Certain federal income tax matters will be passed upon for us by Bingham McCutchen LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Heritage as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 and related financial statement schedule as of December 31, 2002, and the Combined Historical Summaries of Gross Income and Direct Operating Expenses of The Pioneer Properties Acquired in 2002 for the year ended December 31, 2001 and of The Trademark Properties Acquired in 2003 for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectuses. We have not authorized anyone to provide information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses. Neither the delivery of this prospectus supplement nor the sale of the shares of common stock means that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses is correct after the date of this prospectus supplement. These documents do not constitute an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstance under which the offer or solicitation is unlawful.

TABLE OF CONTENTS
Prospectus Supplement

Cautionary Statement Concerning Forward-Looking Statements	S-2
Prospectus Supplement Summary	S-3
Our Business	S-3
Risk Factors	S-4
Recent Developments	S-5
Use of Proceeds	S-6
Additional Information Regarding This Offering	S-6
Price Range of Common Stock	S-7
Dividend Policy	S-7
Description of Our Capital Stock	S-7
Certain United States Federal Income Tax Consequences	S-12
Underwriting	S-21
Legal Matters	S-22
Experts	S-22
Incorporation of Information by Reference	S-22
Company Prospectus
About this Prospectus	C-2
Where You Can Find More Information	C-2
Incorporation of Information by Reference	C-2
Disclosure Regarding Forward-Looking Statements	C-3
About Heritage Property Investment Trust, Inc.	C-4
Risk Factors	C-5
Earnings Ratios	C-5
Use of Proceeds	C-5
Description of Our Securities	C-5
Description of Debt Securities	C-6
Description of Our Capital Stock	C-17
Description of Our Common Stock	C-17
Description of Our Preferred Stock	C-18
Description of Warrants	C-24
Book-Entry Securities	C-24
Restrictions on Ownership of Capital Stock	C-26
Material United States Federal Income Tax Considerations Relating to the Taxation of the Company	C-27
Plan of Distribution	C-35
Legal Matters	C-36
Experts	C-36
Selling Stockholders Prospectus
Where You Can Find More Information	SS-3
Incorporation of Information by Reference	SS-3
Disclosure Regarding Forward-Looking Statements	SS-4
About Heritage Property Investment Trust, Inc.	SS-4
Risk Factors	SS-6
Use of Proceeds	SS-6
Description of Our Capital Stock	SS-7
Material United States Federal Income Tax Considerations	SS-9
Plan of Distribution	SS-25
Legal Matters	SS-26
Experts	SS-26

5,435,556 Shares
Common Stock

Deutsche Bank Securities

Prospectus Supplement
December 15, 2003